HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. INVESTOR REFERENCE BOOK Post Q2 2017 Earnings Release Last Updated August 15, 2017

2 The information contained in this Investor Reference Book includes certain estimates, projections and other forward-looking information that reflect the Company’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, and shareholder value- enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company's Form 8-K, dated August 15, 2017, to which the following Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding the Company’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book. Forward-Looking Statements

3 Table of Contents Guidance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-11 Business Outlook: 2017 to 2019 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12-19 The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20-33 Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34-39 Growth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40-51 Alternative Payment Models . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52-62 Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63-67 Information Technology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68-71 Operational Metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72-77 Industry Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78-90 Segment Operating Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91-96 Reconciliations to GAAP and Share Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97-114 End Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115-119

4 Guidance (as of August 15, 2017)

5 Refer to pages 115-119 for end notes. Guidance - as of August 15, 2017 Adjusted EBITDA(1) Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(2) Net Operating Revenues Previous Full-Year Guidance (Last Reiterated on May 16, 2017) Updated 2017 Full-Year Guidance (Provided Initially on July 31, 2017) Net Operating Revenues $3,875 million to $3,950 million Adjusted EBITDA(1) $805 million to $820 million Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth(2) $2.64 to $2.73 $3,850 million to $3,950 million $800 million to $820 million $2.61 to $2.73

Guidance Considerations

Inpatient Rehabilitation

- Estimated 1.9% increase in Medicare pricing for Q1 through Q3; ~0.8% for Q4
- Salary increase of ~3.0%
- Q3 2016 included the benefit of a retroactive indirect medical education ("IME") adjustment of ~$4 million at a former Reliant hospital.
- Bad debt expense of 1.8% to 2.0% of net operating revenues

Home Health and Hospice

- Estimated 1.5% to 2.0%, or ~$5 million to $7 million, net Medicare pricing reduction for second half of 2017
- Salary increase of ~3.0%
- Estimated incremental cost of $0.6 million to $1.0 million for the pre-claim review demonstration (implementation of continued rollout delayed)
- Inclusive of home health and hospice acquisitions in 2017
- Sale of pediatric home health assets in Q4 2016; Pediatrics generated ~$2 million of Adjusted EBITDA in 2016

Consolidated

- Includes approximately $6 million to $8 million of operating expenses (included in corporate general and administrative expenses) associated with the rebranding and name change initiative ($2.2 million of which was expensed in the first half of 2017)
- Diluted share count of ~100 million shares
- Tax rate of approximately 40%

6

HEALTHSOUTH

7 Reconciliations to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes. Adjusted Free Cash Flow(3) and Tax Assumptions Certain Cash Flow Items (millions) 6 Months 2017 Actual 2017 Assumptions 2016 Actual • Cash interest expense (net of amortization of debt discounts and fees) $75.0 $145 to $155 $158.4 • Cash payments for taxes, net of refunds $38.9 $95 to $115 $31.9 • Working Capital and Other $(12.1) $50 to $70 $24.6 • Maintenance CAPEX $54.5 $130 to $150 $104.2 • Adjusted Free Cash Flow $254.0 $315 to $400 $474.5 u Increased maintenance capital expenditures due to growth in the Company, enhanced hospital maintenance program, and leasehold improvements and furnishings associated with the build-out of the Company’s new home office location (building will be leased) u Increased cash payments for taxes due to exhaustion of federal NOL in Q1 2017 u Working capital assumption for 2017 assumes accounts receivable collections and pre-claims denial activity return to recent historic levels in the second half of 2017. Quarterly free cash flow for the remainder of 2017 will be impacted by the timing of income tax payments and maintenance capital expenditures, as well as changes in working capital. u 2017 assumption for cash interest expense was revised from a range of $150 to $160 million to a range of $145 to $155 million due to the Company’s exercise of its early redemption option on its Convertible Senior Subordinated Notes

8 Free Cash Flow Priorities (In Millions) 6 Months 2017 2017 2016 Actuals Assumptions Actuals IRF bed expansions $8.0 $30 to $40 $19.1 New IRF’s - De novos 44.0 85 to 105 72.6 - Acquisitions 10.9 TBD — - Replacement hospitals and other 3.2 10 to 20 11.1 New home health and hospice acquisitions 10.0 50 to 100 48.1 $76.1 $175 to $265, excluding IRF acquisitions $150.9 6 Months 2017 2017 2016 Actuals Assumptions Actuals Debt redemptions, net* $77.3 $TBD $155.1 Cash dividends on common stock(4) 43.5 ~$87 83.8 Common stock repurchases 18.1 TBD 65.6 $138.9 $TBD $304.5 Shareholder Distributions Growth in Core Business Debt Reduction Highest Priorit y The Company has ~$39 million of contractual debt repayment obligations in 2017, including ~$15 million of capital lease payments and ~$1 million of other notes payable. ~$78 million authorization remaining as of June 30, 2017 Quarterly cash dividend currently set at $0.25 per common share * Net redemptions in 2017 exclude ~$276 million associated with the non-cash conversion of the Convertible Senior Subordinated Notes. See the debt schedule on page 66. Refer to pages 115-119 for end notes.

Rebranding and Name Change Initiative

Encompass Health

- **Both business segments — inpatient rehabilitation and home health and hospice — will transition to the Encompass Health branding by the end of 2019.**
  - Rebranding and name change reinforce the Company's existing strategy and position as an integrated provider of inpatient and home-based care.
  - Effective as of January 1, 2018, HealthSouth Corporation will change its name to Encompass Health Corporation, with a corresponding ticker symbol change from "HLS" to "EHC."
  - Rollout will be sequenced across the Company's hospitals and agencies; overlap markets* will be prioritized.
  - Total rebranding investment estimated to be ~$25 million to $30 million, to be incurred between 2017 and 2019.
    - ✓ ~$7 million to $10 million expected to be incurred in 2017
      - ~$6 million to $8 million expected to be operating expenses (included in corporate general and administrative expenses line item)
      - ~$1 million to $2 million expected to be capital expenditures

9

* Overlap markets are defined as a Company IRF located within a 30-mile radius of a Company home health location.

HEALTHSOUTH

10 Priorities for 2017 GROWTH u Expand network of freestanding inpatient rehabilitation hospitals ("IRFs") Ÿ Demographic trends driving increasing demand for IRF services Ÿ IRFs are best positioned to expand service offering in the progression towards site neutrality (see page 37) Ÿ Continue emphasis on joint venture opportunities to enhance positioning in integrated delivery models u Expand network of home health agencies ($50 million to $100 million of acquisitions) Ÿ Demographic trends driving increasing demand for home health services Ÿ Home health will benefit from skilled nursing facility ("SNF") disintermediation Ÿ Continue emphasis on: Ÿ Increasing overlap with the Company's IRFs Ÿ Increasing market density via acquisitions in existing and contiguous home health markets Ÿ Selectively acquiring hospice assets to overlap with home health locations OPERATIONAL INITIATIVES CAPITAL STRUCTURE

11 Priorities for 2017 GROWTH CAPITAL STRUCTURE OPERATIONAL INITIATIVES u Develop and implement initial risk sharing strategies Ÿ Implement collaborator and/or preferred provider agreements in select CJR markets (includes SHFFT which has been delayed until at least January 1, 2018) Ÿ Design and pilot commercial bundle with select Medicare Advantage plans u Enhance clinical collaboration between the Company's IRFs and home health locations Ÿ Structure and implement initiative to extrapolate best practices across all overlap markets Ÿ Utilize Care Transition Coordinators ("CTCs") to implement patient-centered transition plans that promote quality, safety and patient choice u Refine and expand clinical enhancements to further improve patient outcomes Ÿ Complete installation of EMR in substantially all hospitals and continue in-service upgrades Ÿ Enhance utilization of clinical data analytics strategies Ÿ Refine and expand predictive model to identify patients at risk for acute care transfers u Increase stroke market share by further communicating the Company's value proposition to acute care hospitals, physicians, and commercial payors Ÿ AHA and ASA guidelines recommend IRF over SNF Ÿ 100 of the Company's hospitals hold stroke-specific certifications from The Joint Commission's Disease-Specific Care Certification Program. u Maintain strength and flexibility of balance sheet u Continue to augment returns from investments in operations with shareholder distributions

12 Business Outlook 2017 to 2019 (as of August 15, 2017)

Business Outlook 2017 to 2019*

Business Model

- *Adjusted EBITDA CAGR: 5% - 9%***
- *Strong free cash flow generation*

Strategy Component

	2017	2018	2019
Shareholder Distributions	• *Quarterly cash dividends* • *Opportunistic repurchases* - *(~$78 million authorization remaining as of June 30, 2017)*		
Strong Balance Sheet	• *Leverage of 3.5x or less, subject to opportunities for creating shareholder value*		
Core Growth	• *Same-store IRF growth* • *New-store IRF growth (de novos and acquisitions)* • *Same-store home health and hospice growth* • *New-store home health and hospice growth (acquisitions)*		
Opportunistic Growth		• *Consider acquisitions of other complementary businesses*	
Key Operational Initiatives	• *Implement rebranding and name change initiative* • *Develop and implement risk sharing strategies* • *Enhance clinical collaboration between IRFs and home health locations* • *Refine and expand clinical data analytics utilization to further improve patient outcomes* • *Leverage clinical expertise to increase stroke admissions* • *Complete installation of EMR and enhance utilization via continuous in-service upgrades*		

13

* If legislation affecting Medicare is passed, or if significant changes are made to the home health payment system as suggested in the 2018 proposed home health rule, the Company will evaluate its effect on its business model.
** This is a multi-year CAGR; annual results may fall outside the range.

HEALTHSOUTH

14 Business Outlook 2017 to 2019: Revenue Assumptions • 10% to15% annual episode growth • Includes $35-$40 million per annum in agency acquisitions Volume (Includes New Stores) Inpatient Rehabilitation Home Health Medicare Pricing Approx. 73% of Revenue Approx. 85% of Revenue FY 2017 Q416-Q317 FY 2018 Q417-Q318(5) FY 2019 Q418-Q319 Mgmt. Estimate CY 2017 Q117-Q417 CY 2018 Q118-Q418(5) CY 2019* Q119-Q419 Market basket update 2.7% 1.0% 3.3% 2.8% 1.0% Healthcare reform reduction (75) bps - (75) bps - - Healthcare reform rebasing adjustment - - - (2.3%) - Coding intensity reduction - - - (0.9%) (0.9%) Expiration of rural add-on - - - - (0.5%) Healthcare reform productivity adjustment (30) bps - (100) bps (30) bps - Net impact - all providers 1.65% 1.0% 1.55% (0.7%) (0.4%) Outlier fixed dollar loss adjustment - - - (0.1%) - Impact from case mix re-weighting - - - (0.9%) - Impact from change in outlier calculation - - - (1.9%) - Impact of patient mix changes and outlier mitigation - - - 1.6 - 2.1% - Estimated impact to the Company(6) 1.9% 0.8% (1.5%) - (2.0%) Medicare Advantage & Managed Care Pricing Approx. 20% of Revenue Approx. 14% of Revenue Expected Increases 2-4% 2-4% 2-4% 0-2% 0-2% 0-2% • 3+% annual discharge growth • 10+% annual episode growth *CMS has proposed a new home health reimbursement model for 2019; at this time, the Company is unable to predict its impact, if implemented as proposed. Refer to pages 115-119 for end notes.

15 Inpatient Rehabilitation Home Health and Hospice Business Outlook 2017 to 2019: Labor and Other Expense Assumptions Salaries & Benefits ~70% Hospital Expenses ~30% Salaries and Benefits 2017 2018 2019 Salary increases 2.75-3.25% 2.75-3.25% 2.75-3.25% Benefit costs increases 5-10% 5-10% 5-10% Hospital Expenses • Other operating expenses and supply costs tracking with inflation Salaries & Benefits ~85% Other Expenses ~15% Home Health and Hospice Expenses • Other operating expenses and supply costs tracking with inflation Percent of Salaries & Benefits Salaries ~ 90% Benefits ~10%

16 IRF-PPS Fiscal Year 2018 Final Rule: Key Provisions Company Observations Pricing: • Net pricing impact to the Company expected to be an increase of approx. 0.8% for FY 2018 (see page 14) • Because of the Company's efficient cost structure, it receives very few outlier payments despite higher acuity patients (see page 90). Quality: • The Company will supplement existing quality reporting systems to meet the new requirements. Source: https://www.federalregister.gov/documents/2017/08/03/2017-16291/medicare-program-inpatient- rehabilitation-facility-prospective-payment-system-for-federal-fiscal CMS: • Removed All-Cause Unplanned Readmission Measure for 30 Days Post- Discharge from IRF; • Removed and replaced the Percent of Residents or Patients with Pressure Ulcers That Are New or Worsened (Short Stay) (NQF #0678) measure with a modified version entitled Changes in Skin Integrity Post-Acute Care: Pressure Ulcer/Injury beginning with the FY 2020 IRF QRP; • Added six quality measures to those publicly reported on IRF Compare; and • Finalized the data elements currently reported on the IRF-PAI that meet the definition of standardized patient assessment data for the IMPACT Act. New Quality Reporting Update to Payment Rates The final rule: • Implemented a net 1.0% market basket increase as established by the Medicare Access and CHIP Reauthorization Act (MACRA) of 2015; • Updated Case-Mix Group Relative Weights and Average Length of Stay Values; • Updated the outlier threshold; and • Updated wage index values. 60% Rule - Update to Presumptive Methodology Code List • CMS finalized certain changes to the list of codes it uses to presumptively test compliance with the 60% Rule. – The final rule adds ICD-10-CM diagnosis codes for traumatic brain injury, hip fracture, and major multiple trauma (effective beginning on or after October 1, 2017). – CMS decided against implementing its proposal to remove any ICD-10-CM codes at this time.

17 2018 Pricing: • Net pricing impact to the Company is under review.(6) Quality: • The Company will supplement existing processes and systems to meet the new requirements. HH-PPS Calendar Year 2018 Proposed Rule: Key Provisions Proposed New Quality Reporting Measures Proposed Update to 2018 Payment Rates Company Observations The proposed rule would: • Implement a net 1.0% market basket increase as established by the Medicare Access and CHIP Reauthorization Act (MACRA) of 2015 and • Implement year three of a three-year nominal case-mix coding intensity reduction adjustment of (0.9%). Proposal assumes the expiration of the rural add-on (0.5%), which Congress could elect to extend. CMS proposed to adopt, for the CY 2020 payment determination, three measures to meet the requirements of the IMPACT Act: • Changes in skin integrity post-acute care pressure ulcer/injury; • Application of % of residents experiencing one or more falls with major injury; and • Application of % of long-term care hospital patients with an admit and discharge functional assessment and care plan that addresses function. Proposed measures would be calculated from the OASIS forms. Sources: https://www.federalregister.gov/documents/2017/07/28/2017-15825/medicare-and-medicaid-programs-home-health- prospective-payment-system-rate-update-etc; http://www.homehealth4america.org/media-center/390 Proposed Change to Payment System in 2019 CMS proposed to: • Use 30-day periods rather than 60-day episodes and • Shift to the Home Health Groupings Model. – Relies more heavily on clinical characteristics and – Eliminates therapy service use thresholds currently used in case- mix adjustments Proposed changes are not budget neutral and may be phased in across multiple years (two or more). Payment System: • Will continue to work with the Partnership for Quality Home Healthcare to analyze the proposal and provide comments and recommendations to CMS and Congress • Proposal represents a total overhaul of the payment system that would significantly redistribute Medicare payments and likely create access to care issues in many markets across the country • Proposal is not "budget neutral," despite the fact the Medicare statute requires it.

18 Home Health Pre-Claim Review Demonstration State Start Date CompanyLocations Illinois Paused** — Florida* Delayed** 17 Texas To be determined 53 Michigan To be determined — Massachusetts To be determined 3 The Company is well-prepared. * Estimated incremental cost of the implementation is $0.6 million to $1.0 million in 2017. ** On March 31, 2017, CMS announced that it has suspended the Pre-Claim Review Demonstration program. Source: CMS Pre-Claim Review Demonstration Overview - July 2016 • Clinical team reviewed all documentation requirements and workflow • Added features in HCHB to minimize the administrative burden and make electronic submission of data easier • Worked with physicians to ensure consistency between their supporting documentation and the Company's supporting documentation Q. What is a pre-claim review? A. Pre-claim review is a process through which a home health agency must submit documentation to support medical necessity for each episode to the Medicare Administrative Contractor prior to billing the final claim. Q. What is the goal of the demonstration? A. CMS is testing methods for identifying, investigating, and prosecuting Medicare fraud occurring in the home health industry by trying to ensure applicable coverage and coding rules are met before the final claim is submitted. Q. How long is the demonstration? A. Three years Q. Who is involved? A. All home health agencies who are located in and render services to Medicare fee-for-service beneficiaries in Illinois, Florida, Texas, Michigan and Massachusetts.

19 IMPACT Act of 2014 - Enacted October 6, 2014 Company observations and considerations with respect to the IMPACT Act: ▪ It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals. ▪ It directs the United States Department of Health and Human Services (“HHS”), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. ▪ Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this act will lay the foundation for possible future post-acute payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided. ▪ It will create additional data reporting requirements for the Company’s hospitals(7) and home health agencies. The precise details of these new reporting requirements, including timing and content, will be developed and implemented by the Centers for Medicare and Medicaid Services through the regulatory process that the Company expects will take place over the next several years. ▪ While the Company cannot quantify the potential financial effect of the IMPACT Act on HealthSouth, the Company believes any post-acute payment system that is data driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost- effective care. HealthSouth believes it is doing just that and expects this act will be positive for the Company. ▪ However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated. As the nation’s largest owner and operator of inpatient rehabilitation hospitals, the Company looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives. Source: https://www.govtrack.us/congress/bills/113/hr4994/text Refer to pages 115-119 for end notes.

20 The Company

A Leading Provider of Post-Acute Care



~60% of the Company's IRFs are located within a 30-mile radius of one or more of the Company's home health locations.

- Inpatient Rehabilitation Hospitals
- Home Health Locations
- Hospice Locations
- Future Inpatient Rehabilitation Hospitals (7 previously announced under development)

Inpatient Rehabilitation

Portfolio - As of June 30, 2017	
125	Inpatient Rehabilitation Hospitals • 39 operate as joint ventures with acute care hospitals
31	Number of States (plus Puerto Rico)
~ 29,100	Employees
Key Statistics - Trailing 4 Quarters	
~ $3.1 Billion	Revenue
167,906	Inpatient Discharges
619,161	Outpatient Visits

IRF Market Share

Largest owner & operator of IRFs

22% of Licensed Beds

29% of Medicare Patients Served

Home Health and Hospice Market Share

4th largest provider of Medicare-certified skilled home health services

Home Health and Hospice

Portfolio – As of June 30, 2017	
193	Home Health Locations
37	Hospice Locations
25	Number of States
~ 8,100	Employees
Key Statistics - Trailing 4 Quarters	
~ $731 million	Revenue
197,480	Home Health Episodes
4,070	Hospice Admissions

Note: One of the 125 IRFs and two of the 193 adult home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

21

HEALTHSOUTH

22 Inpatient Rehabilitation Segment Major Services • Rehabilitation Physicians: manage and treat medical conditions and oversee rehabilitation program • Rehabilitation Nurses: provide personal care and oversee treatment plan for patients • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through activities of daily living (ADLs) • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Case Managers: coordinate care plan with physician, Care Transition Coordinators, caregivers and family • Post-Discharge Services: outpatient therapy and home health Inpatient Rehabilitation Hospitals Refer to pages 115-119 for end notes. 102 of the Company's hospitals hold one or more disease- specific certifications from The Joint Commission’s Disease-Specific Care Certification Program.(8)

23 Major Services • Skilled Nurses: comprehensively assess, teach, train, and manage care related to injury or illness • Home Health Aides: provide personal care and assistance with ADLs • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through training on self-management of ADLs • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Medical Social Workers: provide assessment of social and emotional factors; assist with obtaining community resources Home Health and Hospice Segment Home Health Agencies The Company offers a number of evidence-based specialty programs related to: Post-Operative Care, Fall Prevention, Chronic Disease Management, and Transitional Care. Hospice: provides services to terminally ill patients and their families to address patients' physical needs, including pain control and symptom management, and to provide emotional and spiritual support.

24 Managed Care Other Variety of methodologies Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Prospective Payment System (“PPS”) - IRF: Paid per discharge by Case Mix Group (“CMG”) - Home Health: Paid per 60-day episode of care by Home Health Resource Group (“HHRG”) • An episode is paid in two installments: 1) Request for Anticipated Payment (“RAP”) 2) Final bill after episode is complete Medicare Varies by state Medicare Advantage Medicaid Payors (Q2 2017) Payor Source Payment Methodology% of Revenues 84.9%72.8% 10.1% 8.7% 3.5% 11.1% 3.2% 1.3%4.2% 0.2% Inpatient Rehab Segment Home Health & Hospice Segment

25 Acute Care Hospitals – 36% Physician Offices / Community – 37% IRFs / LTCHs / SNFs – 27% IRF Patient Mix Referral Sources: • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay = 12.7 days Admission to an IRF: Average Age of the Company's IRF Patients: All Patients = 71 Medicare FFS = 76 Home Health Patient Mix Acute Care Hospitals – 92% Physician Offices / Community – 7% Skilled Nursing Facilities – 1% Referral Sources: • For Medicare, a patient must be confined to the home and need skilled services. • The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician. • Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner. Admission to home health: Average Age of the Company's Home Health Patients: All Patients = 76 Medicare FFS = 77 100 90 80 70 60 50 40 30 20 10 Pe rc en ta ge 24.0% 36.7% 31.9% 85.1% Age 85+ Lives alone Has 2 or more ADL limitations Has 3 or more chronic conditions Demographics of all Medicare Home Health Users**: * Rehabilitation Impairment Categories (RICs) represent how the Company admitted the patient; BPCI/CJR (pages 54-61) uses Diagnostic-Related Groups (DRGs) which represent how the acute care hospital discharged the patient. ** Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2017 Rehabilitation Impairment Category* 1H-17 FY-16 RIC 01 Stroke 18.1% 17.6% RIC 02/03 Brain dysfunction 10.2% 9.4% RIC 04/05 Spinal cord dysfunction 3.9% 3.9% RIC 06 Neurological conditions 22.1% 20.4% RIC 07 Fracture of lower extremity 7.9% 8.1% RIC 08 Replacement of lower extremity joint 4.1% 5.1% RIC 09 Other orthopedic 9.0% 9.9% RIC 10/11 Amputation 2.7% 2.6% RIC 14 Cardiac 4.2% 4.7% RIC 17/18 Major multiple trauma 5.1% 5.2% RIC 20 Other disabling impairments 9.5% 10.0% — All other RICs 3.2% 3.1%

26 2015 2016 YTD 2017 10.6% 10.4% 10.5% 10.6% 10.7% 10.7% 2015 2016 YTD 2017 13.9% 13.1% 12.9% 10.7% 10.1% 9.4% 2015 2016 YTD 2017 75.2% 75.7% 75.8% 78.0% 78.7% 79.3% Home Health QualityIRF Quality Discharge to Community Discharge to Skilled Nursing Discharge to Acute Hospital Percent of cases discharged to the community, including home or home with home health. Higher is better. Percent of patients discharged to a skilled nursing facility. Lower is better. Percent of patients discharged to an acute care hospital. Lower is better. Refer to pages 115-119 for end notes. 3.7 3.3 Quality of Care Star Ratings(10) 98% of our home health agencies are 3 Stars or higher; 47% are 4 Stars or higher 3.9 3.8 Patient Satisfacion Star Ratings(10) 95% of our home health agencies are 3 Stars or higher; 77% are 4 Stars or higher National Average 15.7% 16.9% 30-Day Readmission Rate Percent of patients readmitted to an acute care hospital. Lower is better. 120 bps bette r UDSMR(9) HealthSouth Leading Positions in Quality of Care Encompass Home Health & Hospice

Independent Research Concludes IRFs are a Better Rehabilitation Option for Stroke Patients than SNFs


AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association

Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation

The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members

Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research

Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.

Methods—Writing group members were nominated by the committee chair on the basis of their previous work in relevant topic areas and were approved by the American Heart Association (AHA) Stroke Council's Scientific Statement Oversight Committee and the AHA's Manuscript Oversight Committee. The panel reviewed relevant articles on adults using computerized searches of the medical literature through 2014. The evidence is organized within the context of the AHA framework and is classified according to the joint AHA/American College of Cardiology and supplementary AHA methods of classifying the level of certainty and the class and level of evidence. The document underwent extensive AHA internal and external peer review, Stroke Council Leadership review, and Scientific Statements Oversight Committee review before consideration and approval by the AHA Science Advisory and Coordinating Committee.

Results—Stroke rehabilitation requires a sustained and coordinated effort from a large team, including the patient and his or her goals, family and friends, other caregivers (eg, personal care attendants), physicians, nurses, physical and occupational therapists, speech-language pathologists, recreation therapists, psychologists, nutritionists, social workers, and others. Communication and coordination among these team members are paramount in maximizing the effectiveness and efficiency of rehabilitation and underlie this entire guideline. Without communication and coordination, isolated efforts to rehabilitate the stroke survivor are unlikely to achieve their full potential.

100 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification in Stroke Rehabilitation.

"**Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility**. While in an inpatient rehabilitation facility, a patient participates in at least three hours of rehabilitation a day from physical therapists, occupational therapists, and speech therapists. Nurses are continuously available and doctors typically visit daily."*

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead**..."*

"The studies that have compared outcomes in hospitalized stroke patients first discharged to an IRF, a SNF, or a nursing home have generally shown that **IRF patients have higher rates of return to community living and greater functional recovery**, whereas patients discharged to a SNF or a nursing home have higher rehospitalization rates and substantially poorer survival."**

27

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

HEALTHSOUTH

28 Leading Position in Cost Effectiveness(11) - IRFs Medicare pays us less per discharge, on average, and we treat a higher acuity patient. Avg. Beds per IRF Avg. Medicare Discharges per IRF(13) Case Mix Index(14) Avg. Est. Total Cost per Discharge for FY 2018 Avg. Est. Total Payment per Discharge for FY 2018 HLS(12) = 123 67 955 1.26 $12,903 $19,776 Free- Standing (Non-HLS) = 153 57 577 1.26 $17,363 $20,749 Hospital Units = 864 24 229 1.20 $20,798 $21,153 Total 1,140 33 354 1.23 $17,753 $20,665 The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration.(15) Refer to pages 115-119 for end notes. The Company differentiates itself by: Ÿ “Best Practices” clinical protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale

Leading Position in Cost Effectiveness - Home Health

	2016 Episodes	Average Revenue per Episode	Average Visits per Episode	Average Revenue per Visit	Cost per Visit
Encompass Home Health & Hospice	185,737	$3,031	18.8	$154	$74
Public Peer Average	270,223	$2,825	17.5*	$149	$86*
Comparison to Peer Average		7.3%	7.4%	3.4%	(14.0)%

Public peer average represents 2016 data from publicly traded home health providers.

* One publicly traded company (Kindred) does not report visit counts.

Average revenue per episode is 7.3% higher than the peer average due to higher acuity patient mix.

Cost per visit is 14.0% lower due to market density & operational efficiency:

- *Caregiver optimization*
- *Full utilization of Homecare Homebase (HCHB)*
- *Employee culture of excellence*
- *~75% of visits conducted by full-time staff*
- *Daily monitoring of productivity*

29

HEALTHSOUTH

30 IRF New-Store/Same-Store Growth * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 115-119 for end notes. 25.0 20.0 15.0 10.0 5.0 0.0 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Fairlawn(16) 1.9% 1.9% 2.0% 1.1% New Store —% 0.6% 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% Same Store* 1.9% 2.2% 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% Total by Qtr. 3.8% 4.7% 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% Total by Year 3.5% 10.9% 10.8% Same-Store Year* 1.3% 3.2% 1.7% Same-Store Year UDS(17) (0.2)% 1.3% (0.6)% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Modesto, CA (50 beds) Hot Springs, AR (27 beds) Gulfport, MS (33 beds) Westerville, OH (60 beds)

31 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Home Health New-Store/Same-Store Growth Admissions Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 New Store 11.9% 13.6% 15.7% 37.4% 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% Same Store* N/A N/A N/A N/A 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% Encompass Home Health & Hospice owned locations** 10.9% 8.7% 10.3% 15.0% N/A N/A N/A N/A N/A N/A Total by Qtr. 22.8% 22.3% 26.0% 52.4% 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% Total by Year 31.4% 43.6% Same-Store Year* N/A 13.7% Encompass Home Health & Hospice owned locations Year** 11.2% N/A * Includes consolidated home health agencies classified as same store during each period ** Includes admissions for locations Encompass Home Health & Hospice owned prior to HealthSouth acquisition on December 31, 2014, and HealthSouth's legacy agencies Acquired CareSouth (44 home health agencies in 7 states) Note: In addition to completing the CareSouth acquisition, in 2015, the Company opened four home health locations and acquired ten home health locations. In 2016, the Company opened three home health locations and acquired seven home health locations. In the first half of 2017, the Company opened one home health location and acquired six home health locations.

32 Adjusted EPS(2) Track Record 2012 2013 2014 2015 2016 Trailing 4 Qtrs $2,162 $2,273 $2,406 $3,163 $3,707 $3,833 ($ millions) 2012 2013 2014 2015 2016 Trailing 4 Qtrs $506 $552 $578 $683 $794 $808 ’12-’16 CAGR = 11.9% ($ millions) ’12-’16 CAGR = 14.4 % Adjusted EBITDA(1) 2012 2013 2014 2015 2016 Trailing 4 Qtrs $1.61 $1.94 $2.06 $2.24 $2.67 $2.78 ’12-’16 CAGR = 13.5% 2012 2013 2014 2015 2016 Trailing 4 Qtrs $280 $337 $321 $406 $475 $474 Adjusted Free Cash Flow(3) ($ millions) ’12-’16 CAGR = 14.1 % Revenue Reconciliations to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes. CAGR = Compound annual growth rate; the average growth rate over a period of years.

33 • Largest provider of inpatient rehabilitation services • 4th largest provider of Medicare-certified skilled home health services • Consistent delivery of high-quality, cost-effective, integrated facility- based and home-based care • Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes) Strong and Sustainable Business Fundamentals • Effective labor management • Continued improvements in supply chain • Economies related to scale and market density Cost-Effectiveness • Strong balance sheet and liquidity, no significant near-term maturities (credit agreement matures in 2020; bonds mature in 2023 and beyond) • Substantial free cash flow generation • Attractive organic growth opportunities in both segments • Flexible inpatient rehabilitation de novo and acquisition strategy • Home health and hospice platform with track record of growth through acquisitions in highly fragmented industry segments • Portfolio of 125* IRFs as of June 30, 2017 P 86 owned and 39 leased Real Estate Portfolio Attractive Healthcare Sectors Growth Opportunities Cost-Effectiveness • Favorable demographic trends • Nondiscretionary nature of many conditions treated • Highly fragmented post-acute sectors present significant acquisition and joint venture opportunities Industry Leading Positions Financial Strength * Includes one nonconsolidated entity.

34 Strategy

35 Medicare Enrollment 90 80 70 60 50 40 30 B en ef ic ar ie s 2000 2005 2010 2015 2020 2025 2030 Both Segments Benefit from a Demographic Tailwind: Expanding Medicare Beneficiary Population Key Observations: • The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “baby boomers” started turning 65. • In 2030, the Medicare population is projected to increase to 81 million beneficiaries from 56 million beneficiaries today. Source: www.census.gov/data/tables/2014/demo/popproj/2014-summary-tables.html/NP2014-T9.xls; Center for Medicare & Medicaid Services, Medicare Trustees Report - July 2017 - pages 183, 188 Average Age of the Company's Patients IRF Home Health < 65 years 30% 15% 65 to 69 years 13% 11% 70 to 74 years 13% 13% 75 to 79 years 14% 14% 80 to 84 years 13% 16% 85 to 89 years 11% 16% > 90 years 6% 15% millions 3% CAGR post 2011 2% CAGR prior to 2011

CMS: Driving Change Toward Integrated Delivery Payment Models, Value-Based Purchasing, and Site Neutrality

CMS Goals

>> 30% of Medicare fee-for-service payments via **integrated delivery payment models** (e.g., bundled payments; accountable care organizations (ACOs))

>> 85% of Medicare fee-for-service payments tied to **quality/value** (i.e., value-based purchasing, readmissions reduction programs)

CMS Goals

>> 50% of Medicare fee-for-service payments via **integrated delivery payment models**

>> 90% of Medicare fee-for-service payments tied to **quality/value**

2016 | **2017** | **2018** | **2019**

Current Post-Acute Providers

- *Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, "preponderance" of one-to-one therapy).*

Long-Term Acute Care Hospitals

Inpatient Rehabilitation Facilities

Skilled Nursing Facilities

Home Health

- ***Integrated Delivery Payment Models***
- ***Value-Based Payments***
- ***Site Neutrality***

Future Post-Acute Providers (Timing?)

- *Medicare payments/regulations will be outcome focused.*
- *Many existing regulations will become obsolete.*

Facility-Based Post Acute Services

- Full range: low acuity → high acuity
- 24/7 nursing coverage
- Eliminates payment silos

Home-Based Post-Acute Services

- More care in the home (lowest cost setting)
- Differentiator: Ability to care for high-acuity, poly-chronic patients

Source: Health and Human Services Fact Sheet announcing new reimbursement goals - January 26, 2015

36

HEALTHSOUTH

37 Always Available Sometimes Available Seldom Available Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity LTACs IRFs SNFs Home Health The Company’s rehabilitation hospitals have the physical construct, clinical staffing, and operating expertise to “pivot from the center” to address the full spectrum of inpatient post-acute needs in a site neutral environment. The Company is Well-Positioned for the Progression Towards Site Neutrality as It Will be Able to Treat All Types of Post-Acute Patients by Leveraging Its Operational Expertise Across Its Network of Facility-Based and Home-Based Assets. Higher acuity patients will transition from post-acute inpatient facilities to home health. Lower acuity patients will go directly to home health. Post-Acute Inpatient Spectrum Higher Acuity Lower Acuity Progression to Site Neutrality Post-Acute Inpatient Facilities Presen t Futur e

The Company Continues to Make Progress on Improving the Patient Experience Through Integrated Care Delivery

IRF-Home Health Clinical Collaboration (All Payors)
Overlap Markets*

- As of June 30, 2017, 60% of the Company's IRFs were located within overlap markets.*
- The clinical collaboration rate with the Company's IRFs increased by 500 basis points in Q2 2017 compared to Q2 2016.
- The Company's clinical collaboration rate goal for overlap markets is 35% to 40% within the next three years.
- TeamWorks clinical collaboration initiative is a process to identify and standardize best practices for integrated patient care.
  - Initiative launched in February 2017
  - Began piloting redesigned clinical collaboration process in July 2017
  - Full implementation targeted by end of 2017

TEAMWORKS
CLINICAL COLLABORATION



23.6%
Collaboration Rate
3,191
10,307
Q2 2016
28.6%
Collaboration Rate
4,305
10,770
Q2 2017
IRF discharges to non-Company home health locations
IRF discharges to Company home health locations

38

* Overlap markets are defined as a Company IRF located within a 30-mile radius of a Company home health location.

HEALTHSOUTH

Clinical Initiatives to Further Improve Quality



Reduce Acute Care Transfers (tracked in the IRF QRP*)

Problem:
Acute care transfers can negatively influence patient outcomes and result in unnecessary health care expenditures and penalties.

Solution:
Utilize extensive proprietary database of IRF patients to engage in predictive modelling to identify patients at risk for acute care transfer and implement intervention strategies as part of the plan of care.



Infection Control

Problem:
Healthcare-associated infections (HAI) are a threat to patient safety and add to growing healthcare costs.

Solution:
Standardize and improve infection control practices across the company in order to reduce the risk of infection to patients and apply evidenced-based decision making in the Company's hospitals.



Clinical Collaboration

Problem:
Poor coordination of the discharge process between healthcare providers can result in challenges with the transition of care, unnecessary duplication of services, and avoidable medical errors.

Solution:
Develop clinical protocols and coordinated discharge planning between IRFs and home health agencies; structure and implement TeamWorks initiative to extrapolate best practices and standardize across all overlap markets; and use CTCs to implement patient-centered transition plans that promote quality, safety and patient choice.

* IRF Quality Reporting Program

39

HEALTHSOUTH

40 Growth

41 1,600 1,400 1,200 1,000 800 600 400 200 0 130 125 120 115 110 105 100 95 90 85 80 75 70 2012 2013 2014 2015 2016 Projected 2017 % Increase in licensed beds 3% 4% 18% 1% 4% Total number of licensed beds 6,656 6,825 7,095 8,404 8,504* 8,841 Total number of IRFs 100 103 107 121 123* 127 Multi-faceted IRF Growth Strategy De Novos Acquisitions Bed Expansions Total IRFsNew Beds 2016 bed count increase Ÿ Modesto, CA (50 beds) Ÿ Hot Springs, AR (40 beds) Ÿ Bryan, TX (49 beds) Ÿ Broken Arrow, OK (22 beds) Ÿ Bed expansions (83 beds) 2017 projected bed count increase Ÿ Gulfport, MS (33 beds) Ÿ Westerville, OH (60 beds) Ÿ Jackson, TN (48 beds) Ÿ Pearland, TX (40 beds) Ÿ Bed expansions (156 beds) * 2016 total number of licensed beds and total number of IRFs includes the disposal of 61 beds at Beaumont, TX (sold June 2016) and 83 beds at Austin, TX (closed August 2016 ). Wholly Owned and Joint Venture s

42 Disciplined Approach to New Store Growth – $7.4 Billion Medicare IRF Market – Considerations: – Demographics – Forecasted growth in the number of patients requiring rehab- level of care – Presence of other IRFs; SNFs – Geographic proximity to other Company IRFs and home health locations – Ability to enter the home health market – Potential joint venture partners – Confidence in ability to close Source: MedPAC December 2016 Public Meeting presentation CA = confidentiality agreement IRF Growth Pipeline Typical Development Pipeline Factors: • CON process/timeline • Fair market valuation of contributed assets (joint ventures only) • Partnership complexities The Company's Value Proposition CAPEX to build free-standing IRF, freeing up space for medical/surgical beds in an acute care facility for a JV partner Enhance the position of the acute care hospital to meet quality requirements and effectively participate in alternative payment models Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post- acute settings Proprietary rehabilitation-specific clinical information system ("ACE-IT") integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.) Experienced transaction/integration team National leader in post-acute policy activities Clinical collaboration between the Company's IRFs and home health locations No. of Projects Exploratory / CA Executed 30 - 40 Actively Working 10 - 12 Near-term Actionable 4 - 6

43 • • The Company's IRF joint ventures began in 1991 with Vanderbilt University Medical Center. • The Company's joint venture hospital partners own equity that ranges from 2.5% to 50%. • 38 of 39 hospitals are consolidated joint ventures, with one accounted for under the equity method. IRF Acute Care Joint Venture Partnerships 39* joint venture hospitals in place with major healthcare systems such as: Joint ventures with acute care hospitals establish a solid foundation for clinical collaboration and alternative payment models. • Barnes-Jewish • Monmouth Medical Center (Barnabas Health) • University of Virginia Medical Center • Yuma Regional Medical Center • Vanderbilt University Medical Center • Mercy Health System • Geisinger Health System • Maine Medical Center • Martin Health System • Methodist Healthcare-Memphis Hospitals, a subsidiary of Methodist Le Bonheur Healthcare * Excludes joint venture hospitals that have been announced but were not operational as of June 30, 2017: Jackson, TN; Winston-Salem, NC; and Murrells Inlet, SC. Martin, TN, a hospital wholly-owned by HealthSouth, will become a joint venture hospital in conjunction with the opening of Jackson, TN.

44 New IRFs: Illustrative De Novo Timeline Day 1 With CON Permitting & Design Planning & Zoning Groundbreaking Permitting & Design Planning & Zoning Groundbreaking Day 1 Without CON 6 months to 3 years 20 months CON Process Construction Construction Opening Month 20 Opening In California, the design and permitting process can take more than 12 months.

45 Investment Considerations • IRR objective of 13% (after tax) • Includes CON costs (where applicable) • Includes cost of CIS installation • May be structured through a joint venture • Prototype includes all private rooms • Minimum of 30 patients treated for zero revenue (Medicare certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion Capital Cost (millions) Low High Operational Date Location Beds Construction, design, permitting, etc. $17 $21 2018 Murrieta, CA 50 2017 Bryan, TX 30 2017 Jackson, TN(34) 48 Land 2 3 Q1 2017 Westerville, OH 60Q4 2016 Broken Arrow, OK(34) 40 Equipment (including CIS) 3 4 Q2 2016 Hot Springs, AR(34) 40 Q2 2016 Savannah, GA(34) 50 Q2 2016 Modesto, CA 50 Range of a typical 40-50 bed hospital $22 $28 Q4 2015 Franklin, TN 40 Q4 2014 Q4 2014 Q4 2014 Middletown, DE Newnan, GA Altamonte Springs, FL 34 50 50 Pre-Opening Expenses(18) (millions) Low High Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34 Operating $0.5 $1.0 Q4 2012 Ocala, FL 40 Salaries, wages, benefits 0.4 1.0 Q4 2011 Cypress, TX 40 $0.9 $2.0 New IRFs: Assumptions and Timing of De Novo Hospitals Operational Date Location Beds 2019 Murrieta, CA 50 Q4 2018 Winston-Salem, NC 68 Q2 2018 Hilton Head, SC 38 Q2 2018 Shelby County, AL 34 Q4 2017 Pearland, TX 40 Q3 2017 Jackson, TN 48 Q3 2017 Broken Arrow, OK* 40 Q2 2017 Westerville, OH 60 Q4 2016 Modesto, CA 50 Q3 2016 Bryan, TX* 49 Q3 2016 Hot Springs, AR* 40 Q2 2016 Savannah, GA* 50 Q4 2015 Franklin, TN 40 Q4 2014 Q4 2014 Q4 2014 Middletown, DE Newnan, GA Altamonte Springs, FL 34 50 50 * An acquisition (see page 47) that began operations in an existing hospital or unit while a new hospital was/is constructed Refer to pages 115-119 for end notes.

46 Littleton (05/2013) Stuart (06/2013) Altamonte Springs (10/2014) Newnan (12/2014) Middletown (12/2014) Franklin (12/2015) Modesto (10/2016) Westerville (04/2017) The Company's average 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Months IRF De Novo Occupancy and EBITDA* Trends Occupancy Sustained Positive EBITDA * Hospital EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital. 2016 occupancy

47 New IRFs: Assumptions for Individual Hospital Acquisitions Unit/Equity Acquisitions Location Beds DateAcquired Worcester, MA(16) 110 Q2 2014 San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisitions Location Date Acquired Beds AcquiredCensus One Year Later Census Gulfport, MS Q2 2017 33 11 TBD Broken Arrow, OK* Q3 2016 22 15 TBD Bryan, TX* Q3 2016 19 18 TBD Hot Springs, AR* Q1 2016 20 5 20 Lexington, KY Q2 2015 232 140 125 Savannah, GA* Q2 2015 50 31 33 Johnson City, TN Q4 2014 26 6 21 Investment Considerations Value Added • IRR objective of 13% (after tax) • May be structured through a joint venture • Includes cost of CIS installation • TeamWorks approach to sales/marketing • Labor management tools and best practices • Clinical expertise and protocols • Clinical technology and programming (CIS installation) • Supply chain efficiencies • Medical leadership and clinical advisory boards • Clinical collaboration with the Company's home health segment in overlap markets * An acquisition that began operations in an existing hospital or unit while a new hospital was/is constructed (see page 45) Refer to pages 115-119 for end notes.

48 • Complementary business to core home health services • Prioritization of existing home health markets • Ability to leverage components of existing infrastructure • Strong demand due to cost effectiveness of home-based care and implementation of bundled payments • Strong organic growth from existing agencies • Located in markets with attractive demographics * Currently located in states that represent approx. 63% of total Medicare home health and hospice spend Organic Growth • Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or chronic patients • Plan of care coordination with the Company's IRFs • Care Transition Coordinators (CTCs) serve as representatives in transitional care activities and strategic relationships with other healthcare providers • Highly fragmented market • Prioritization of new IRF overlap markets • Proven ability to consummate and integrate acquisitions • Sustainable and replicable culture • Implementation of best practices and technology Home Health Acquisitions Hospice Acquisitions Clinical Collaboration Multi-faceted Home Health and Hospice Growth Strategy

49 13,000 12,000 11,000 10,000 9,000 8,000 7,000 6,000 5,000 4,000 # of Ag en ci es 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 Home Health Growth Pipeline Ÿ $18.1 billion Medicare home health market is highly fragmented with over 12,300 home health agencies. Ÿ Approx. 93% of these have annual revenue of less than $5 million. Ÿ Top 5 public companies represent approx. 19% of the Medicare market. Ÿ The Company represents 2.6% of the Medicare home health market. Prioritize acquisitions in Company IRF markets to enhance clinical collaboration Number of Home Health Agencies Over Time Cost- Based Interim Payment Systems (IPS) Prospective Payment System (PPS) The number of home health agencies is near an all-time high and presents significant consolidation opportunities. Source: MedPAC, Medicare Payment Policy - March 2017, page 231; March 2016, page 214; March 2015, page 218; March 2014, page 221; March 2013, page 194; and March 2003, page 112; MedPAC - Healthcare spending and the Medicare program, June 2006, page 131; Health Market Science

50 Freestanding Hospital/SNF based Home Health based 4,000 3,000 2,000 1,000 0 2000 2007 2013 2014 2015 1,069 2,103 2,844 3,024 3,138807 704 578 558 547 378 443 503 510 514 Hospice Growth Pipeline Ÿ In 2015, Medicare hospice spending totaled approx. $16 billion. Ÿ 1.4 million Medicare beneficiaries received hospice services from approx. 4,200 providers in 2015. Ÿ Between 2000 and 2012, Medicare spending for hospice increased more than 400%, driven by greater numbers of beneficiaries electing hospice. Ÿ Between 2012 and 2014, Medicare spending has been flat despite the growth in the number of beneficiaries receiving hospice care. Flat spending is mostly explained by the 2% payment reduction from the sequester. Ÿ Occurring simultaneously since 2000 has been a substantial increase in the number of for-profit providers. Acquisition Strategy for Hospice Ÿ Build out markets with existing home health presence Ÿ Medicare focus Ÿ Home-based service offering Ÿ Strong clinical practice and clean compliance record Ÿ Highly regarded market reputation Ÿ Attractive geography and demographics Ÿ Ability to leverage existing infrastructure Hospice Providers over Time Source: MedPAC, Medicare Payment Policy, March 2017, pages 317, 319, and 324.

51 Medicare Enrollment 90 80 70 60 50 40 30 B en ef ic ar ie s 2000 2005 2010 2015 2020 2025 2030 Summary: Multiple Avenues Available for Sustained Growth in Both Segments • The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice. — Track record of consistent market share gains — IRF organic growth supplemented by bed additions — Maturation of acquired home health locations • Target four to six new IRFs per year to complement organic growth — De novos and IRF acquisitions will allow entry into, and growth in, new markets. — Proven track record of success • Target $50 to $100 million per year toward home health and hospice acquisitions to complement organic growth — Home health acquisitions and new-store growth prioritized in non-overlap IRF markets — Hospice acquisitions and new-store growth prioritized in existing home health markets Source: Center for Medicare & Medicaid Services, Medicare Trustees Report - July 2017 - pages 183, 188 The IRF, home health, and hospice patient populations are experiencing favorable long-term demographic trends. millions The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “baby boomers” started turning 65. 3% CAGR post 2011 2% CAGR prior to 2011

52 Alternative Payment Models

Accountable Care Organizations (ACOs)

As of January 2017, there were **562** Medicare ACOs serving **12.3 million** Medicare and/or Medicaid beneficiaries.

Performance results so far have been **mixed.**

Pioneer ACOs

(2016 – 9 ACOs / ~275,000 Medicare beneficiaries)

- **32** Pioneer ACOs launched since program's inception; **9** remained in the program prior to the model concluding on December 31, 2016 (some had voluntarily transferred to the Next Generation ACO program - see below).
- **Only half of the participants or less earned shared savings** in 2012, 2013, 2014, and 2015.
- Shared savings CMS paid to Pioneer ACOs totaled $77 million in 2012, $68 million in 2013, $82 million in 2014, and $38 million in 2015.
- Estimates suggest ACO start-up and annual administrative costs significantly reduce or exceed the shared savings generated from ACOs.

Medicare Shared Savings Program (MSSP)

(480 ACOs / 9.0 million Medicare beneficiaries)

- Year 3 performance for 392 MSSP ACOs:
  - **119** ACOs (30%) held spending below their benchmark.
  - **83** ACOs (21%) reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - **190** ACOs (49%) did not reduce costs compared to their benchmark.
  - Shared Savings Program ACOs generated total program savings of $429 million.

Next Generation ACOs

- Initiative for ACOs that are experienced in coordinating care for populations of patients; 44 ACO participants
- Allows providers to assume higher levels of financial risk and reward than are available under Pioneer ACOs and MSSP

Medicare ACO Track 1+ Model – will start in 2018

- Will test a payment design that incorporates more limited downside risk than Tracks 2 or 3 of the Shared Savings Program encompass™ HOME HEALTH & HOSPICE

Premier Patient Health Care™

The Company serves as Premier ACO's (~22,000 covered lives in north Texas and southern Oklahoma) exclusive preferred home health provider.

- Receives increased referrals for Medicare home health patients from the ACO
- Eligible to receive a portion of the ACO's shared savings
- Total shared savings achieved by ACO in 2015 was $5.8 million.
  - Ranked 8th out of all MSSP ACOs that started on or after January 1, 2014
  - Did not meet minimum savings rate to qualify for shared savings

Source: CMS/HHS press releases; Government Accountability Office (GAO) Report to the House Ways and Means – April 2015; AHA/McManis report - April 2011

53 HEALTHSOUTH

Bundled Payments

The Bundled Payments for Care Improvement (BPCI) initiative currently tests **four types of bundles** (i.e. "**Models**"):

Model 1
All acute patients (all DRGs)
– Concluded December 31, 2016 –

Models 2 & 3 have the most impact on post-acute providers.

Model 2
Hospital plus post-acute period (selected DRGs)

Model 3
Post acute only (selected DRGs)

Model 4
Hospital plus readmissions (selected DRGs)

How the Retrospective Models Work

- The BPCI "convener" is responsible for bringing providers together to provide a continuum of services throughout an episode of care. The BPCI "awardee" is the entity that bears the financial risk and receives the shared savings from CMS.
- Each participating provider in the care sequence continues to receive its traditional reimbursement from Medicare.
- The sum of all payments made to each provider for selected DRGs is then retroactively reconciled to a target payment determined by CMS. Payment reconciliations are performed quarterly, typically with a 9- to 12-month lag.
- Payment reconciliations: If actual spending exceeds the target, the awardee is responsible for paying a portion of the difference to CMS. If actual spending is less than the target, the awardee keeps a portion of the savings.
- The convener can choose to partner with other providers in shared savings agreements and allocate the savings across the providers who participated in providing the continuum of care.
- Shared savings agreements must be reviewed and approved by the Center for Medicare and Medicaid Innovation.

Notes: Models 1, 2, and 3 are retrospective models; model 4 is a prospective model.
The convener and awardee can be, but may not be, the same entity.

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Bundling Participation and Opportunities - Inpatient Rehabilitation

BPCI Model 2, CJR, and EPM Opportunities

Referral Source	Bundle Type	% of the Company's Medicare Discharges	% of the Company's Total Discharges
115 acute care hospitals participating in Model 2 / Phase 2 in 80 HLS IRF markets[19]	Bundles selected for Model 2 participation are chosen from a list of 48 BPCI-eligible bundles.	2.8%	2.0%
Approx. 850 acute care hospitals in 67 geographic areas included in the Comprehensive Care for Joint Replacement Model ("CJR") and Episode Payment Model ("EPM")	Lower extremity joint replacement ("LEJR") and surgical hip and femur fracture treatment ("SHFFT")	3.3%	2.3%
Approx. 1,100 acute care hospitals in 98 geographic areas included in Cardiac EPM	Acute myocardial infarction ("AMI") and coronary artery bypass graft ("CABG") model	0.7%	0.5%

~35% of these discharges are LEJR episodes and ~40% of these LEJR patients have complicating comorbidities

The Company has 36 IRFs located in CJR markets; 20 in overlap markets

30 to 40% of these patients have complicating comorbidities

The Company has 40 IRFs located in cardiac markets; 26 in overlap markets

40 to 50% of these patients have complicating comorbidities

The Company's IRF Participation in BPCI Model 3

BPCI Bundle / Number of IRFs	Bundle Length	% of the Company's Medicare Discharges	% of the Company's Total Discharges
Stroke (3 IRFs)	60 days	0.22%	0.16%
Simple Pneumonia (1 IRF)	60 days	0.01%	0.01%
Sepsis (1 IRF)	60 days	0.03%	0.02%
Double-lower extremity joint replacement (2 IRFs)	60 days	0.03%	0.02%
Upper extremity joint replacement (1 IRF)	60 days	0.0%	0.0%

55

Data on this page is based on 2015 discharges.
Refer to pages 115-119 for end notes.

HEALTHSOUTH

56 Bundling Participation - Home Health and Hospice The Company made the strategic decision to participate in BPCI Model 3 in select markets and episodes (below). In addition, the Company is participating in other alternative payment models such as BPCI Model 2, CJR, and ACOs. 101 of the Company's locations have selected the following bundle types for participation in Model 3. Number of BPCI Bundles Selected Home Health Bundled Episodes in 2016 % of Total Episodes in 2016 Major joint replacement of the lower extremity 13 1,678 0.80% Sepsis 4 117 0.06% Revision of the hip or knee 6 113 0.05% Simple pneumonia and respiratory infections 6 93 0.04% Major joint replacement of the upper extremity 3 92 0.04% Other respiratory 7 83 0.04% Urinary tract infection 3 77 0.04% Congestive heart failure 14 50 0.02% Chronic obstructive pulmonary disease 7 24 0.01% Spinal fusion (non-cervical) 1 3 < 0.01% All Other Episode Types 34 377 0.18% Total 98 2,707 1.29% Note: Data on this page is based on the Company's 2016 episodes.

57 Alternative Payment Models: Comprehensive Care for Joint Replacement Model and Episode Payment Model – Surgical Hip/Femur Fracture Treatment * These comorbidities are specific to acute care hospitals and are defined differently than IRFs' comorbidities. Source: https://innovation.cms.gov/initiatives/cjr The Comprehensive Care for Joint Replacement Model (“CJR”) and Episode Payment Model - Surgical Hip/Femur Fracture Treatment (“SHFFT”) are payment models for episodes of care related to knee and hip replacements and fractures under Medicare. The CJR model is a five-year model that began April 1, 2016 in 67 geographic areas. The SHFFT model is a five year model currently scheduled to begin January 1, 2018 in the same geographic areas. Acute care hospital patients are categorized by Medicare Severity Diagnosis Related Groups (“MS-DRGs”); the CJR model covers two MS-DRGs (469, 470) and the SHFFT model covers three MS-DRGs (480, 481, 482): MS-DRG 469 Major joint replacement or reattachment of lower extremity with major complications or comorbidities* MS-DRG 470 Major joint replacement or reattachment of lower extremity without major complications or comorbidities* MS-DRG 480 Hip and femur procedures except major joint with major complications or comorbidities* MS-DRG 481 Hip and femur procedures except major joint with complications or comorbidities* MS-DRG 482 Hip and femur procedures except major joint without complications or comorbidities* IRF patients are categorized by Rehabilitation Impairment Categories (“RICs”); CJR model patients are a subset of two RICs: RIC 07 Lower extremity fractures (~77% are MS-DRGs 469, 470, 480, 481 and 482) RIC 08 Lower extremity joint replacements (~76% are MS-DRGs 469, 470, 480, 481 and 482) Since the implementation of the 60% Rule in 2007, the relative number of RIC 07 and RIC 08 patients treated in the Company's IRFs has declined significantly. RIC % of the Company's Medicare Discharges 2005 2007 2009 2011 2013 2015 2016 Total RIC 07 (Fractures) 13.1% 14.8% 13.6% 11.6% 10.2% 9.8% 6.5% Total RIC 08 (Replacements) 17.9% 11.8% 9.0% 7.6% 6.7% 5.5% 3.2%

CJR and SHFFT Models - How Do They Work?

Begins with an admission to an acute care hospital for a patient who is ultimately discharged under MS-DRG 469, 470, 480, 481, and 482.

There is no downside risk in year one. Repayment responsibility will be phased in during year two.

Acute care hospitals are accountable for expenditures and quality of care for entire "episode."
Episode = hospitalization + 90 days post discharge

Patients are discharged to a post-acute care provider or to home self-care.

POST-ACUTE CARE PROVIDERS

RETROSPECTIVE RECONCILIATION PERFORMED BY CMS

At the end of each performance year, actual spending for each episode is compared to each acute care hospital's target price.

If episode spending < target price, acute care hospital receives additional payment from Medicare.
If episode spending > target price, acute care hospital returns a portion of the Medicare episode payment.

All providers are paid under the usual Medicare payment system rules and procedures.

Acute care hospitals receive separate episode target prices each year reflecting the differences in spending for each MS-DRG. Target prices:

- ✓ are based on three years of historical data;
- ✓ include mandatory percentage discounts of up to 3% vs. benchmark episode spending; and
- ✓ incorporate a blend of historical, hospital-specific spending and regional spending for episodes, with the regional component of the blend increasing over time.

Years 1 and 2 = 2/3 hospital-specific; 1/3 regional	Year 3 = 1/3 hospital-specific; 2/3 regional	Years 4 and 5 = 100% regional

58

Source: CMS

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59 CJR Model - How Does It Work? - Collaborators* Reconciliation Payment Limit Repayment Limit Payment Limits for CJR Acute Care Hospitals 20 10 0 -10 -20% of Q ua lit y- Ad ju st ed Ta rg et Pr ic e 2016 2017 2018 2019 2020 Year of Implementation 5% 5% 10% 20% 20% (5)% (10)% (20)% (20)% Risk Sharing is Allowed in CJR with “Collaborators” Acute care hospitals participating in CJR may choose to engage in risk-sharing financial arrangements with other care providers for CJR episodes. A provider participating in these risk-sharing arrangements with a CJR acute care hospital is deemed a "collaborator." There are fourteen types of providers (plus ACOs) eligible to be CJR Collaborators, including IRFs and home health agencies. CJR acute care hospitals must establish eligibility criteria for Collaborators to meet, including quality of care criteria. Gain sharing payments must be determined in accordance with a methodology that is substantially based on quality of care and the provision of CJR activities. Non-ACO collaborators may not individually make alignment payments greater than 25% of the CJR acute care hospital’s repayment amount. Each CJR acute care hospital must remain responsible for at least 50% of its repayment amount and may not collect alignment payments from collaborators in excess of 50% of the hospital’s repayment amount. There is no ceiling on the portion of the reconciliation payments received by a hospital from Medicare that the hospital may distribute to non-physician Collaborators. Source: DHG Healthcare and CMS * The SHFFT model also provides for similar risk-sharing arrangements. The corridors for payment limits phase-in over time.

CJR and SHFFT Models - What's the Potential Impact to the Company?

Company CJR and SHFFT MS-DRG Discharges in Applicable Markets
Fractures
~1,980 discharges
Replacements
~1,080 discharges
Σ = ~3,060 Discharges, or ~3.3% of Total HLS Medicare Discharges (~2.3% of Total HLS Discharges)

90-Day Episode Spend	
Fractures	
HLS cost ≤ SNF cost	HLS cost > SNF cost
~1,370 discharges	~610 discharges
Replacements	
HLS cost ≤ SNF cost	HLS cost > SNF cost
~130 discharges	~950 discharges

~30% of the Company's fractures and ~40% of the Company's replacements have complicating comorbidities* that require the intensity of care delivered in an IRF.

	Fractures (average revenue per discharge of ~$19,300)	Replacements (average revenue per discharge of ~$14,400)
Total CJR and SHFFT MS-DRG discharges in applicable markets	~1,980	~1,080
CJR and SHFFT MS-DRG discharges with HLS cost ≤ SNF cost	(~1,370)	(~130)
Discharges with complicating comorbidities	(~180)	(~380)
Residual CJR and SHFFT MS-DRG discharges	~430	~570

Source: 2015 Medicare claims data

60

Participation by acute care hospitals subject to limitation, notably if the hospital is participating in certain other alternative payment programs, such as certain models of the BPCI initiative

* Complicating comorbidities include conditions such as diabetes, morbid obesity, and congestive heart failure.

HEALTHSOUTH

CJR and SHFFT Models - The Company's Strategies

Opportunities Outweigh the Risks

Increase the number of CJR and SHFFT discharges in all markets where the Company has a cost advantage

- ✓ Present the empirical data to referral sources
- ✓ Further improve advantage by reducing acute care transfers and discharges to SNFs through tools such as predictive modeling

Improve value proposition for CJR/ SHFFT discharges in markets in which the Company does not currently have a cost advantage

- ✓ Import best practices from other Company IRFs
- ✓ Reduce acute-care transfers and discharges to SNFs through tools such as predictive modeling
- ✓ Increase clinical collaboration between the Company's IRFs and home health locations

Serve as a collaborator

- ✓ Enhance value proposition to CJR/SHFFT acute care hospitals by engaging in risk-sharing financial arrangements
  - Individually negotiated with each acute care hospital based on circumstances in each market
  - Risk capped at 25% of acute care hospital's repayment amount

Increase the number of home health CJR/SHFFT episodes

- ✓ Lower length of stay or bypass SNFs and go directly to home health
- ✓ Increase clinical collaboration efforts between IRFs and home health locations

Average revenue per episode of ~$3,100

Incremental, Non-CJR/SHFFT Growth Opportunities

Increase the number of stroke discharges in all markets

- ✓ New guidelines for adult stroke rehabilitation and recovery favoring IRFs over SNFs released by the American Heart Association and the American Stroke Association (pg 27)
- ✓ 100 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification in Stroke Rehabilitation.

Average revenue per discharge of ~$23,000

61

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Home Health Value-Based Purchasing Model

Over the long term, the Company believes it is well-positioned to benefit from a delivery system that rewards providers who are committed to providing high-quality care.

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing (HHVBP) Model that covers five performance years beginning January 1, 2016 and concluding on December 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	4
2. Florida	17
3. Iowa	—
4. Maryland	3
5. Massachusetts	3
6. Nebraska	—
7. North Carolina	6
8. Tennessee	5
9. Washington	—
Company Locations	38

~20% of the Company's home health Medicare revenue

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures*:

- Three process measures from existing Outcome and Assessment Information Set (OASIS) data collection
- Seven outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS** consumer satisfaction measures
- Three New Measures:
  - points are achieved for merely reporting data
  - will be submitted through the HHVBP Portal

Performance Years		Calendar Year for Payment Adjustment	Maximum Payment Adjustment (-/+)
2016	1st Adjustment →	2018	3%
2017		2019	5%
2018		2020	6%
2019		2021	7%
2020		2022	8%

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model
* Per the CY 2017 HH Final Rule at: https://s3.amazonaws.com/public-inspection.federalregister.gov/2016-26290.pdf
** Home Health Care Consumer Assessment of Healthcare Providers and Systems

62

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63 Capital Structure

64 2017 2019 2020 2020 2021 2022 2023 2024 2025 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $300 Senior Notes 5.125% $70 Drawn + $34 reserved for LC’s As of June 30, 2017* Debt Maturity Profile - Face Value ($ in millions) $496 Available Callable beginning November 2017 The Company is positioned with a cost-efficient, flexible capital structure. Revolver Revolver Capacity $410 Term Loans Callable beginning September 2020 * This chart does not include ~$276 million of capital lease obligations or ~$74 million of other notes payable. See the debt schedule on page 66. No significant debt maturities prior to 2020 Callable beginning March 2018

65 S&P Moody's Corporate Rating BB- Ba3 Outlook Stable Stable Revolver Rating BB+ Baa3 Senior Notes Rating B+ B1 Financial Leverage and Liquidity (1) Liquidity Credit Ratings 2012 2013 2014 2015 2016 Trailing 4 quarters 1.25 1.52 2.11 3.17 3.02 2.66 (billions) Leverage Ratio(20) Total Debt 3.3x June 30, 2017 December 31, 2016 Cash Available $ 71.1 $ 40.5 Revolver $ 600.0 $ 600.0 Less: - Draws (70.0) (152.0) - Letters of Credit (34.1) (33.3) Available $ 495.9 $ 414.7 Total Liquidity $ 567.0 $ 455.2 Reconciliations to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes. See also the debt schedule on page 66. 2.5x

66 Debt Schedule Reconciliations to GAAP provided on pages 97-113. Change in June 30, Dec. 31, Debt vs. ($millions) 2017 2016 YE 2016 Advances under $600 million revolving credit facility, July 2020 - LIBOR +200bps $ 70.0 $ 152.0 $ (82.0) Term loan facility, July 2020 - LIBOR +200bps 410.2 421.2 (11.0) Bonds Payable: 5.125% Senior Notes due 2023 295.6 295.3 0.3 5.75% Senior Notes due 2024 1,193.6 1,193.2 0.4 5.75% Senior Notes due 2025 344.2 343.9 0.3 2.0% Convertible Senior Subordinated Notes due 2043 — 275.7 (275.7) Other notes payable 74.1 55.8 18.3 Capital lease obligations 275.7 279.3 (3.6) Long-term debt $ 2,663.4 $ 3,016.4 $ (353.0) Debt to Adjusted EBITDA 3.3x 3.8x

67 39 Lease Building and Land A CON (Certificate of Need) is a regulatory requirement in some states and federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. 59 Own Building and Land 27 Own Building Only* IRF Real Estate Portfolio 125 Inpatient Rehabilitation Hospitals: 8,641 Licensed Beds 4,397 Licensed Beds in CON States 4,244 Licensed Beds in Non-CON States 1 of the 125 hospitals is nonconsolidated. For that hospital, the Company owns the building only. The Company's licensed bed count does not include the 51 beds associated with the nonconsolidated hospital. As of June 30, 2017 * The joint venture with St. John Health System in Broken Arrow, OK is operating under a short-term lease until a new hospital is completed in 2017. The new hospital will be owned by the respective joint venture and is included in the "Own Building Only" category.

68 Information Technology

69 IRF Clinical Information System (“CIS”): Improved Patient Safety and Streamlined Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education •Patient History •Problems and Diagnoses •Orders and Results •Plan of Care •Workflow Alerts and Reminders •Treatment and Interventions Document Imaging Charge and Registration Services •Registration •Census •Coding •Billing Quality Reporting •Uniform Data Systems •Clinical Data Warehouse •Clinical Intelligence Referral Hospitals Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) Coordinate Care and Engage Patients

70 IRF Proprietary Management System: Beacon

Home Health and Hospice Information System: Homecare Homebase

Homecare Homebase ("HCHB") was born out of the Company's operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

Full utilization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational and financial outcomes.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care

Management and Operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness homecare homebase

Sales

- Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician protocols into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically.

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed three times a year
  - HCHB-generated outputs reviewed by management to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

71

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72 Operational Metrics

IRF Operational Metrics: Expense Efficiencies

- **Salaries and Benefits** includes group medical costs and is impacted by staffing levels based on patient volumes.
  - Salaries and Benefits in the first half of 2017 were impacted by planned increases in full-time equivalents (staffing increases at former Reliant hospitals, additional clinical staff for increased regulatory reporting requirements, and new stores).
- **Hospital-related Expenses** includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs.
- **Provision for Doubtful Accounts** is impacted by reserve activity related to the level of pre-payment denials by Medicare Administrative Contractors. (see page 74)

(Percent of Net Operating Revenues)



48.6
47.9
48.3
49.4
49.4
50.1
20.8
20.7
20.7
20.9
20.6
20.4
1.2
1.1
1.3
1.7
1.9
1.7
Salaries and Benefits
2012 2013 2014 2015 2016 1H 2017
Hospital-Related Expenses
2012 2013 2014 2015 2016 1H 2017
Provision for Doubtful Accounts
2012 2013 2014 2015 2016 1H 2017

3.43	3.44	3.40	3.41	3.44	3.42
EPOB					

- **Employees per Occupied Bed ("EPOB")** is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

73

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Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
  - Pre-payment claim denials increased for IRFs during 2014 and 2015 due to a widespread review of neurological billing codes and expansion of ongoing lower extremity code denials.
- The Company appeals most denials. On claims it takes to an administrative law judge ("ALJ"), the Company historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - The Company's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
  - However, MACs and other HHS contractors continue to issue denials without regulatory basis.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has proposed rule changes to address the backlog of appeals, but admits the rule changes will not eliminate the backlog.
- Last year, a federal court ordered HHS to eliminate the backlog by the end of calendar year 2020, but an appeals court has remanded the order for further consideration of how HHS can eliminate the backlog.
- All Medicare providers continue to experience delays. The backlog is growing because the ALJs receive one year's worth of appeals every four to six weeks, according to HHS.
  - Currently, ALJs are hearing the Company's appeals from claims denied up to seven years ago.

The Company reserves for pre-payment claim denials via the provision for doubtful accounts upon notice from a MAC that a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q2 2017	$16.5	$(7.7)	$4.9	$—
Q1 2017	19.0	(5.9)	5.7	—
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	—
Q2 2016	18.7	(4.9)	4.6	—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—

Impact to Balance Sheet

	June 30, 2017	Dec. 31, 2016	Dec. 31, 2015
		(In Millions)	
Pre-payment claims denials	$ 174.3	$ 159.7	$ 114.8
Recorded reserves	(52.5)	(47.9)	(31.2)
Net accounts receivable from pre-payment claims denials	**$ 121.8**	**$ 111.8**	**$ 83.6**

74

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75 Inpatient Rehabilitation Operational and Labor Metrics * The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the hospital in Beaumont, TX (61 beds). Refer to pages 115-119 for end notes. Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2017 2017 2016 2016 2016 2016 2016 (In Millions) Net patient revenue-inpatient $ 762.9 $ 766.2 $ 740.9 $ 724.1 $ 721.2 $ 719.4 $ 2,905.5 Net patient revenue-outpatient and other revenues 27.1 26.3 26.7 27.6 31.4 29.8 115.6 Net operating revenues $ 790.0 $ 792.5 $ 767.6 $ 751.7 $ 752.6 $ 749.2 $ 3,021.1 (Actual Amounts) Discharges(21) 42,805 42,259 41,474 41,368 41,365 41,098 165,305 Net patient revenue per discharge $ 17,823 $ 18,131 $ 17,864 $ 17,504 $ 17,435 $ 17,505 $ 17,577 Outpatient visits 153,415 152,454 154,311 158,981 164,761 162,649 640,702 Average length of stay 12.7 12.9 12.8 12.7 12.6 12.9 12.8 Occupancy % 69.3% 71.0% 67.8% 67.8% 68.2% 68.9% 67.8% # of licensed beds* 8,641 8,528 8,504 8,441 8,430 8,481 8,504 Occupied beds 5,988 6,055 5,766 5,723 5,749 5,843 5,766 Full-time equivalents (FTEs)(22) 20,474 20,254 19,930 19,663 19,503 19,352 19,612 Contract labor 251 260 245 241 205 194 221 Total FTE and contract labor 20,725 20,514 20,175 19,904 19,708 19,546 19,833 EPOB(23) 3.46 3.39 3.50 3.48 3.43 3.35 3.44

76 Home Health and Hospice Operational Metrics Refer to pages 115-119 for end notes. Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2017 2017 2016 2016 2016 2016 2016 (In Millions) Net home health revenue $ 172.9 $ 165.3 $ 165.2 $ 162.0 $ 157.1 $ 150.9 $ 635.2 Net hospice and other revenue 18.4 17.0 17.1 13.1 11.0 9.7 50.9 Net operating revenues $ 191.3 $ 182.3 $ 182.3 $ 175.1 $ 168.1 $ 160.6 $ 686.1 Home Health: (Actual Amounts) Admissions(24) 30,823 30,810 27,957 27,239 25,753 25,763 106,712 Recertifications 22,568 20,546 21,422 20,888 20,432 19,453 82,195 Episodes 52,101 49,260 49,253 46,866 45,774 43,844 185,737 Average revenue per episode $ 2,989 $ 2,991 $ 3,023 $ 3,032 $ 3,033 $ 3,035 $ 3,031 Episodic visits per episode 18.1 18.7 18.4 19.0 18.9 19.1 18.8 Total visits 1,095,225 1,070,356 1,033,502 1,001,021 967,968 937,804 3,940,295 Cost per visit $ 73 $ 75 $ 76 $ 75 $ 73 $ 73 $ 74 Hospice: Admissions(25) 1,114 1,128 996 832 785 724 3,337 Patient days 113,028 108,717 104,183 83,628 71,277 63,431 322,519 Revenue per day $ 162 $ 157 $ 164 $ 157 $ 154 $ 153 $ 158

77 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q2 Q2 Q2 6 Months Full Year 2017 2016 2017 2016 2017 2016 2017 2016 2016 Medicare 72.8% 73.1% 84.9% 82.3% 75.3% 74.7% 75.1% 75.1% 75.2% Medicare Advantage 8.7% 7.8% 10.1% 9.0% 8.9% 8.1% 8.9% 7.9% 7.9% Managed care 11.1% 11.5% 3.5% 3.7% 9.6% 10.0% 9.8% 9.8% 9.8% Medicaid 3.2% 2.9% 1.3% * 4.8% 2.8% 3.2% 2.7% 3.3% 3.2% Other third-party payors 1.6% 1.7% —% —% 1.3% 1.4% 1.3% 1.4% 1.4% Workers’ compensation 0.8% 0.8% —% —% 0.7% 0.7% 0.7% 0.8% 0.8% Patients 0.5% 0.6% 0.1% 0.1% 0.4% 0.5% 0.5% 0.5% 0.5% Other income 1.3% 1.6% 0.1% 0.1% 1.0% 1.4% 1.0% 1.2% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% * In Q4 2016, the home health and hospice segment sold its pediatric home health assets. As a result, the segment’s percentage of Medicaid has declined.

78 Industry Structure

79 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $840.2 $163.3 $88.8 $432.0 Nursing Care Facilities and Continuing Care Retirement Communities Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $154.7 (billions) Personal Healthcare: $2,717. 2 Investment Net Cost of Health InsuranceGovernment Public Health Government Administration $1,036.1 $156.8 Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2015 * Excludes Net Cost of Health Insurance National Healthcare Spending: $3,205.6 billion in 2015 $42.6 $80.9 Health Consumption Spending*: $2,840. 7

80 Source: Centers for Medicare & Medicaid Services, Medicare Trustee’s Report July 2016 – page 10; and MedPAC, Medicare Payment Policy, March 2017 - pages 197, 231, 257, 289, and 317 Medicare 2015 Spending = $647.6 Billion $ 29.8B Skilled Nursing $141.7B Inpatient Hospital $70.3B Physician Payments $46.5B Outpatient Hospital $18.1B Home Health $15.9B Hospice $63.5B Other Services $172.3B Medicare Managed Care $89.5B Outpatient Rx $7.4B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) 14% 3% 7% 10% 11% 26% 22% Medicare Part A Medicare Part B Medicare Parts A&B Medicare Part C Medicare Part D 5% Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2015, Medicare spent $7.4 billion and $5.3 billion, respectively for inpatient rehabilitation and long-term acute care hospital services. 2%

81 Preventive Routine health care (screenings, check- ups, patient counseling) to prevent illnesses, disease, or other health problems. Home health and care management services to prevent or reduce acute admissions. Continuum of Healthcare Services Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis (blood tests, X- rays, endoscopy, certain biopsies, certain surgical procedures) Post-Acute Medical care provided after a period of acute care (long-term acute care, inpatient rehabilitation, skilled nursing, home health) Palliative Medical care  that is focused on providing relief from the symptoms and stress of a serious illness (hospice)

82 Post-Acute Care Services Acute Care Hospital Home Health Long-Term Acute Care Hospital Inpatient Rehabilitation Facility Skilled Nursing Facility Discharge Medicare Spending (billions) $5.3 $7.4 $29.8 $18.1* # of Discharges ~131,000 ~381,000 ~2,400,000 ~3,500,000 Length of Stay 26.6 days 12.7 days 38.5 days N/A # of Providers ~430 ~1,200 ~15,000 ~12,300 Facility Ownership Mix** For-Profit (79%) Non-Profit (17%) Gov't (4%) For-Profit (30%) Non-Profit (58%) Gov't (12%) For-Profit (70%) Non-Profit (24%) Gov't (6%) For-Profit (78%) Non-Profit (22%) Hospital vs. Free-standing N/A Free-Standing (22%)Hospital Based (78%) Free-Standing (95%) Hospital Based (5%) Free-Standing (85%) Hospital Based (15%) Rural vs. Urban** Urban (95%)Rural (5%) Urban (86%) Rural (14%) Urban (72%) Rural (28%) Urban (83%) Rural (17%) (Lowest Acuity)(Highest Acuity) Source: MedPAC, Medicare Payment Policy, March 2017 - pages 197, 201, 216, 217, 231, 247, 257, 270, 271, 289, 298, and 300; MedPAC, Health Care Spending and the Medicare Program, June 2017 - pages 121 * Not all home health spending occurs as a post-acute service. ** Facility Ownership Mix / Rural vs. Urban - home health data represents freestanding agencies only.

83 $35 $30 $25 $20 $15 $10 $5 $0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Medicare Spending on Post-Acute Services Post-Acute Settings 2015 Medicare Margin** Projected 2017 Medicare Margin** 12.6% 10.6% 15.6% 13.7% 13.9% 14.3% 4.6% 5.4% Skilled nursing facilities Home health agencies* Inpatient rehabilitation facilities Long-term acute care hospitals Inpatient rehabilitation spending (% of total Medicare spending) 6 3 0 (P er ce nt ) 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 1.8 2.1 2.2 2.1 1.9 1.5 1.4 1.3 1.2 1.2 1.2 1.2 1.2 1.2 1.1 3.2 3.6 3.6 3.5 3.7 3.2 3.6 3.6 3.8 3.7 3.4 3.3 3.1 2.9 2.8 Home health spending* (% of total Medicare spending) Total Medicare Spending on Post-Acute Services ~$61 billion in 2015 Source: MedPAC, Medicare Payment Policy, March 2017 – pages 197, 198, 231, 232, 257, 258, 289, 290, and 291; MedPAC, Health Care Spending and the Medicare Program, June 2017 – page 112 * Not all home health spending occurs as a post-acute service. ** 2015 Medicare Margin / Projected 2017 Medicare Margin - home health data represents freestanding agencies only.

Different Levels of Services

Rehab Hospital		Nursing Home	
Average length of stay	**= 12.7 days**	**Average length of stay**	**= 38.5 days**
Discharge to community	**= 76.0%**	**Discharge to community**	**= 38.8%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least three times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule).		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Source: MedPAC, Medicare Payment Policy, March 2017 - pages 208, 216, 217, 271, and 275

84

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85 Supply of IRFs is Relatively Stable Average Annual Change Share of Medicare DischargesType of IRF 2004 2006 2008 2010 2013 2014 2015 2006-2013 2013-2015 All IRFs 100% 1,221 1,225 1,202 1,179 1,161 1,177 1,182 -0.8% 0.9% Urban 92 1,024 1,018 1,001 981 977 1,013 1,020 -0.6 2.2 Rural 8 197 207 201 198 184 164 162 -1.7 -6.2 Freestanding 48 217 217 221 233 243 251 262 1.6 3.8 Hospital based 52 1,004 1,008 981 946 918 926 920 -1.3 0.1 Nonprofit 42 768 758 738 729 677 681 681 -1.6 0.3 For profit 50 292 299 291 294 322 338 352 1.1 4.6 Government 7 161 168 173 156 155 149 138 -1.1 -5.6 Source: MedPAC, Medicare Payment Policy, March 2017 - page 270

86 Inpatient Rehabilitation Sector Margins Share of Medicare discharges Margins Type of IRF 2015 2004 2006 2008 2010 2012 2013 2014 2015 All IRFs 100% 16.7% 12.5% 9.3% 8.6% 11.2% 11.5% 12.5% 13.9% Urban 92 17.0 12.8 9.6 9.0 11.6 11.9 12.9 14.2 Rural 8 13.2 10.0 6.9 4.7 6.5 6.0 6.4 8.6 Freestanding 48 24.7 17.5 18.2 21.4 23.9 24.6 25.3 26.7 Hospital based 52 12.2 9.9 3.9 -0.6 0.6 -0.1 1.1 2.0 Nonprofit 42 12.8 10.9 5.3 2.1 2.4 1.2 2.3 3.6 For profit 50 24.4 16.3 16.9 19.6 22.9 23.6 24.0 25.0 Government 7 N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2 3.7 -3.6 -4.9 -10.3 -6.8 -11.3 -10.4 -7.8 11 to 24 22 10.5 7.3 1.2 -3.3 -1.3 -0.8 -0.2 -0.5 25 to 64 47 18.3 13.7 10.1 10.6 12.2 13.2 14.4 16.1 65 or more 28 21.5 17.8 17.3 17.5 21.0 20.0 20.7 22.7 Source: MedPAC, Medicare Payment Policy, March 2017 - page 280

87 Inpatient Rehabilitation Standardized Comparison of Costs Type of IRF Median Standardized Cost Per Discharge All IRFs $14,960 Hospital based 15,847 Freestanding 11,436 Nonprofit 15,574 For profit 12,960 Government 16,601 Urban 14,608 Rural 17,724 Number of beds 1 to 10 18,085 11 to 24 16,169 25 to 64 13,619 65 or more 11,621 Quartile Characteristic Low Cost High Cost Percent: Hospital based 36% 94% Freestanding 64 6 Nonprofit 29 59 For profit 67 23 Government 4 18 Urban 93 71 Rural 7 29 Median Medicare Margin: All 28.5% -22.0% Hospital based 22.1 -22.0 Freestanding 32.0 -25.0 Median: Number of beds 50 17 Occupancy rate 74% 49% Case-mix index 1.30 1.23 Median costs per discharge: All $11,124 $19,443 Hospital based 11,756 19,434 Freestanding 10,610 19,881 Median standardized costs per discharge are lower for freestanding IRFs and larger facilities. High margin IRFs (both hospital-based and freestanding) are concentrated in the low-cost quartile of standardized costs. Source: MedPAC, Medicare Payment Policy, March 2017 - page 278 and 279

88 “60% Rule”: Medicare Regulation for Rehabilitation Hospitals 1983 1983: 75% Rule established – Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60% Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009 The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a. "compliant conditions" or "CMS-13").

89 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns IRF Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less-intensive setting) Original Qualifying Conditions Current Qualifying Conditions § Bilateral § Age ≥ 85 § Body Mass Index >50 10. Polyarthritis (includes "joint replacement") Became

Inpatient Rehabilitation Outlier Payments[11]

More Efficient Less

Hospital Deciles	# of Hospitals: HLS	# of Hospitals: Non-HLS	# of Hospitals: Total	Total Outlier Payments: HLS	Total Outlier Payments: Non-HLS	Total Outlier Payments: Total	Total Outlier Payments: %	Avg Outlier Payment per Discharge: HLS	Avg Outlier Payment per Discharge: Non-HLS	Avg Outlier Payment per Discharge: Total
90-100	—	114	114	$ —	$ 126,369,880	$ 126,369,880	50.5%	N/A	$ 2,733	$ 2,733
80-90	1	113	114	$ 358,714	$ 47,373,108	$ 47,731,822	19.1%	$ 435	$ 1,475	$ 1,449
70-80	1	113	114	$ 218,625	$ 28,361,135	$ 28,579,760	11.4%	$ 305	$ 921	$ 907
60-70	3	111	114	$ 454,703	$ 18,001,296	$ 18,455,999	7.4%	$ 192	$ 512	$ 491
50-60	9	105	114	$ 941,985	$ 11,092,159	$ 12,034,144	4.8%	$ 105	$ 367	$ 307
40-50	9	105	114	$ 574,291	$ 7,217,299	$ 7,791,590	3.1%	$ 63	$ 279	$ 223
30-40	16	98	114	$ 773,886	$ 4,404,167	$ 5,178,053	2.1%	$ 48	$ 178	$ 126
20-30	24	90	114	$ 631,125	$ 2,437,454	$ 3,068,579	1.2%	$ 26	$ 114	$ 67
10-20	34	80	114	$ 359,168	$ 821,588	$ 1,180,756	0.5%	$ 11	$ 44	$ 23
0-10	26	88	114	$ 12,917	$ 50,396	$ 63,313	—%	$ 1	$ 2	$ 1
Totals	123	1,017	1,140	$ 4,325,414	$ 246,128,482	$ 250,453,896	100.0%			

Outlier Observations:

- *10% of IRFs receive 50% of the outlier payments; none of the 10% are the Company's IRFs.*
- *The Company receives 1.7% of the IRF outlier payments despite treating approx. 29% of the Medicare patients/discharges.*
- *As a result of outlier payments, CMS pays the Company approx. $822 less per discharge than other providers.*
- *Capping the IRF industry outlier payments at 10% of each hospital's total Medicare payments could save Medicare approx. $632 million over 10 years.*

90

Refer to pages 115-119 for end notes.

HEALTHSOUTH

91 Segment Operating Results

Inpatient Rehabilitation Segment Adjusted EBITDA

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2016
Net operating revenues:				(In Millions)			
Inpatient	$ 762.9	$ 766.2	$ 740.9	$ 724.1	$ 721.2	$ 719.4	$ 2,905.5
Outpatient and other	27.1	26.3	26.7	27.6	31.4	29.8	115.6
Total segment revenue	790.0	792.5	767.6	751.7	752.6	749.2	3,021.1
Less: Provision for doubtful accounts	(12.4)	(14.7)	(13.2)	(13.7)	(14.5)	(15.6)	(57.0)
Net operating revenues less provision for doubtful accounts	777.6	777.8	754.4	738.0	738.1	733.6	2,964.1
Operating expenses:							
Salaries and benefits	(394.3)	(398.2)	(386.2)	(371.2)	(366.1)	(369.9)	(1,493.4)
% of revenue	49.9%	50.2%	50.3%	49.4%	48.6%	49.4%	49.4%
Other operating expenses[(a)]	(112.9)	(111.8)	(109.8)	(110.1)	(106.8)	(104.8)	(431.5)
Supplies	(33.8)	(33.7)	(32.7)	(31.9)	(31.8)	(32.4)	(128.8)
Occupancy costs	(15.5)	(15.1)	(15.2)	(15.0)	(15.4)	(15.6)	(61.2)
	(162.2)	(160.6)	(157.7)	(157.0)	(154.0)	(152.8)	(621.5)
% of revenue	20.5%	20.3%	20.5%	20.9%	20.5%	20.4%	20.6%
Equity in nonconsolidated affiliates	1.8	1.9	2.4	2.3	2.2	2.2	9.1
Other income	0.9	1.0	0.8	0.8	0.7	0.6	2.9
Noncontrolling interests	(15.4)	(16.5)	(16.1)	(14.3)	(16.8)	(16.8)	(64.0)
Segment Adjusted EBITDA	**$ 208.4**	**$ 205.4**	**$ 197.6**	**$ 198.6**	**$ 204.1**	**$ 196.9**	**$ 797.2**
In arriving at Adjusted EBITDA, the following was excluded:							
(a) Loss (gain) on disposal of assets	$ 0.8	$ (0.4)	$ 2.0	$ 1.6	$ 0.2	$ 0.5	$ 4.3

Reconciliations to GAAP provided on pages 97-113.

92

HEALTHSOUTH

Home Health and Hospice Segment Adjusted EBITDA

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2016
				(In Millions)			
Net operating revenues:							
Home health revenue	$ 172.9	$ 165.3	$ 165.2	$ 162.0	$ 157.1	$ 150.9	$ 635.2
Hospice revenue	18.4	17.0	17.1	13.1	11.0	9.7	50.9
Total segment revenue	191.3	182.3	182.3	175.1	168.1	160.6	686.1
Less: Provision for doubtful accounts	(1.3)	(1.7)	(1.3)	(1.1)	(0.9)	(0.9)	(4.2)
Net operating revenues less provision for doubtful accounts	190.0	180.6	181.0	174.0	167.2	159.7	681.9
Operating expenses[(a)]							
Cost of services	(88.7)	(89.0)	(89.7)	(86.8)	(81.6)	(78.4)	(336.5)
% of revenue	46.4%	48.8%	49.2%	49.6%	48.5%	48.8%	49.0%
Support and overhead costs	(67.7)	(66.8)	(62.7)	(59.5)	(58.0)	(57.0)	(237.2)
% of revenue	35.4%	36.6%	34.4%	34.0%	34.5%	35.5%	34.6%
	(156.4)	(155.8)	(152.4)	(146.3)	(139.6)	(135.4)	(573.7)
% of revenue	81.8%	85.5%	83.6%	83.6%	83.0%	84.3%	83.6%
Equity in net income of nonconsolidated affiliates	0.2	0.2	0.1	0.2	0.2	0.2	0.7
Noncontrolling interests	(1.0)	(1.1)	(0.7)	(2.1)	(1.8)	(1.9)	(6.5)
Segment Adjusted EBITDA	**$ 32.8**	**$ 23.9**	**$ 28.0**	**$ 25.8**	**$ 26.0**	**$ 22.6**	**$ 102.4**
In arriving at Adjusted EBITDA, the following was excluded:							
(a) Gain on disposal of assets	$ —	$ (0.1)	$ (3.3)	$ —	$ —	$ (0.3)	$ (3.6)

Reconciliations to GAAP provided on pages 97-113.

93

HEALTHSOUTH

Segment Operating Results

	Q2 2017				Q2 2016			
	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 790.0	$ 191.3	$ —	$ 981.3	$ 752.6	$ 168.1	$ —	$ 920.7
Less: Provision for doubtful accounts	(12.4)	(1.3)	—	(13.7)	(14.5)	(0.9)	—	(15.4)
	777.6	190.0	—	967.6	738.1	167.2	—	905.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(394.3)	—	(133.5)	(527.8)	(366.1)	—	(120.0)	(486.1)
Other operating expenses[(a)]	(112.9)	—	(16.8)	(129.7)	(106.8)	—	(14.5)	(121.3)
Supplies	(33.8)	—	(3.3)	(37.1)	(31.8)	—	(2.6)	(34.4)
Occupancy	(15.5)	—	(2.8)	(18.3)	(15.4)	—	(2.5)	(17.9)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(88.7)	88.7	—	—	(81.6)	81.6	—
Support and overhead costs	—	(67.7)	67.7	—	—	(58.0)	58.0	—
	(556.5)	(156.4)	—	(712.9)	(520.1)	(139.6)	—	(659.7)
Other income	0.9	—	—	0.9	0.7	—	—	0.7
Equity in net income of nonconsolidated affiliates	1.8	0.2	—	2.0	2.2	0.2	—	2.4
Noncontrolling interest	(15.4)	(1.0)	—	(16.4)	(16.8)	(1.8)	—	(18.6)
Segment Adjusted EBITDA	**$ 208.4**	**$ 32.8**	**$ —**	**241.2**	**$ 204.1**	**$ 26.0**	**$ —**	**230.1**
General and administrative expenses[(b)]				(31.7)				(25.8)
Adjusted EBITDA				**$ 209.5**				**$ 204.3**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss on disposal of assets	$ 0.8	$ —	$ —	$ 0.8	$ 0.2	$ —	$ —	$ 0.2
(b) Stock-based compensation	—	—	—	20.7	—	—	—	8.6

94

Reconciliations to GAAP provided on pages 97-113.

HEALTHSOUTH

Segment Operating Results

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016			
	Inpatient	Home Health and Hospice	Reclasses	Consolidated	Inpatient	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 1,582.5	$ 373.6	$ —	$ 1,956.1	$ 1,501.8	$ 328.7	$ —	$ 1,830.5
Less: Provision for doubtful accounts	(27.1)	(3.0)	—	(30.1)	(30.1)	(1.8)	—	(31.9)
	1,555.4	370.6	—	1,926.0	1,471.7	326.9	—	1,798.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(792.5)	—	(265.4)	(1,057.9)	(736.0)	—	(236.2)	(972.2)
Other operating expenses[(a)]	(224.7)	—	(34.6)	(259.3)	(211.6)	—	(28.7)	(240.3)
Supplies	(67.5)	—	(6.6)	(74.1)	(64.2)	—	(5.2)	(69.4)
Occupancy	(30.6)	—	(5.6)	(36.2)	(31.0)	—	(4.9)	(35.9)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(177.7)	177.7	—	—	(160.0)	160.0	—
Support and overhead costs	—	(134.5)	134.5	—	—	(115.0)	115.0	—
	(1,115.3)	(312.2)	—	(1,427.5)	(1,042.8)	(275.0)	—	(1,317.8)
Other income	1.9	—	—	1.9	1.3	—	—	1.3
Equity in net income of nonconsolidated affiliates	3.7	0.4	—	4.1	4.4	0.4	—	4.8
Noncontrolling interest	(31.9)	(2.1)	—	(34.0)	(33.6)	(3.7)	—	(37.3)
Segment Adjusted EBITDA	**$ 413.8**	**$ 56.7**	**$ —**	**470.5**	**$ 401.0**	**$ 48.6**	**$ —**	**449.6**
General and administrative expenses[(b)]				(60.2)				(53.2)
Adjusted EBITDA				**$ 410.3**				**$ 396.4**

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 0.4	$ (0.1)	$ —	$ 0.3	$ 0.7	$ (0.3)	$ —	$ 0.4
(b) Stock-based compensation	—	—	—	28.7	—	—	—	13.1

95

Reconciliations to GAAP provided on pages 97-113.

HEALTHSOUTH

96 Segment Operating Results Reconciliations to GAAP provided on pages 97-113. Year Ended December 31, 2016 IRF Home Health and Hospice Reclasses Consolidate d Net operating revenues $ 3,021.1 $ 686.1 $ — $ 3,707.2 Less: Provision for doubtful accounts (57.0) (4.2) — (61.2) 2,964.1 681.9 — 3,646.0 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,493.4) — (492.5) (1,985.9) Other operating expenses(a) (431.5) — (59.9) (491.4) Supplies (128.8) — (11.2) (140.0) Occupancy (61.2) — (10.1) (71.3) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (336.5) 336.5 — Support and overhead costs — (237.2) 237.2 — (2,114.9) (573.7) — (2,688.6) Other income 2.9 — — 2.9 Equity in net income of nonconsolidated affiliates 9.1 0.7 — 9.8 Noncontrolling interest (64.0) (6.5) — (70.5) Segment Adjusted EBITDA $ 797.2 $ 102.4 $ — 899.6 General and administrative expenses(b) (106.0) Adjusted EBITDA $ 793.6 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 4.3 $ (3.6) $ — $ 0.7 (b) Stock-based compensation expense — — — 27.4

97 Reconciliations to GAAP and Share Information

98 2017 Q1 Q2 6 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net Income $ 84.4 $ 79.4 $ 163.8 Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.3 (0.2) 0.1 Net income attributable to noncontrolling interests (17.6) (16.4) (34.0) Income from continuing operations attributable to HealthSouth* 67.1 $ 0.70 62.8 $ 0.66 129.9 $ 1.42 Provision for income tax expense 39.7 28.6 68.3 Interest expense and amortization of debt discounts and fees 41.3 40.4 81.7 Depreciation and amortization 45.2 45.8 91.0 Loss on early extinguishment of debt — 10.4 10.4 Net noncash (gain) loss on disposal or impairment of assets (0.5) 0.8 0.3 Stock-based compensation expense 8.0 20.7 28.7 Adjusted EBITDA $ 200.8 $ 209.5 $ 410.3 Weighted average common shares outstanding: Basic 88.8 90.3 89.5 Diluted 99.0 98.9 99.0 Reconciliation of Net Income to Adjusted EBITDA(1) * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 115-119 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[1]

	2016									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 76.7		$ 81.2		$ 78.1		$ 82.1		$ 318.1	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		0.1		0.1		(0.3)		—	
Net income attributable to noncontrolling interests	(18.7)		(18.6)		(16.4)		(16.8)		(70.5)	
Income from continuing operations attributable to HealthSouth*	58.1	$ 0.61	62.7	$ 0.65	61.8	$ 0.64	65.0	$ 0.68	247.6	$ 2.59
Professional fees — accounting, tax, and legal	0.2		1.7		—		—		1.9	
Provision for income tax expense	39.7		42.4		42.1		39.7		163.9	
Interest expense and amortization of debt discounts and fees	44.6		43.4		42.5		41.6		172.1	
Depreciation and amortization	42.4		42.9		43.5		43.8		172.6	
Loss on early extinguishment of debt	2.4		2.4		2.6		—		7.4	
Net noncash loss (gain) on disposal or impairment of assets	0.2		0.2		1.6		(1.3)		0.7	
Stock-based compensation expense	4.5		8.6		4.3		10.0		27.4	
Adjusted EBITDA	$ 192.1		$ 204.3		$ 198.4		$ 198.8		$ 793.6	
Weighted average common shares outstanding:										
Basic		89.5		89.3		89.1		88.6		89.1
Diluted		99.4		99.4		99.4		99.2		99.5

99

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 115-119 for end notes.

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA[1]

(in millions, except per share data)	2015 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 59.0		$ 60.2		$ 67.8		$ 65.8		$ 252.8	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.3		1.6		(0.3)		(0.7)		0.9	
Net income attributable to noncontrolling interests	(16.5)		(17.3)		(17.1)		(18.8)		(69.7)	
Income from continuing operations attributable to HealthSouth*	42.8	$ 0.44	44.5	$ 0.47	50.4	$ 0.52	46.3	$ 0.48	184.0	$ 1.92
Gov't, class action, and related settlements	8.0		—		—		(0.5)		7.5	
Professional fees — accounting, tax, and legal	2.2		0.1		0.4		0.3		3.0	
Provision for income tax expense	30.3		32.2		35.9		43.5		141.9	
Interest expense and amortization of debt discounts and fees	31.8		30.9		35.6		44.6		142.9	
Depreciation and amortization	31.9		32.7		33.7		41.4		139.7	
Loss on early extinguishment of debt	1.2		18.8		—		2.4		22.4	
Net noncash (gain) loss on disposal or impairment of assets	(1.5)		0.8		0.9		2.4		2.6	
Stock-based compensation expense	9.4		6.2		6.2		4.4		26.2	
Transaction costs	—		3.3		2.3		6.7		12.3	
Adjusted EBITDA	$ 156.1		$ 169.5		$ 165.4		$ 191.5		$ 682.5	
Weighted average common shares outstanding:										
Basic		87.1		89.8		90.6		90.1		89.4
Diluted		101.1		101.5		101.5		100.6		101.0

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 115-119 for end notes.

100

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA(1)

(in millions, except per share data)	2012 Total	2012 Per Share	2013 Total	2013 Per Share	2014 Total	2014 Per Share
Net income	$ 235.9		$ 381.4		$ 281.7	
(Income) loss from disc ops, net of tax, attributable to HealthSouth	(4.5)		1.1		(5.5)	
Net income attributable to noncontrolling interests	(50.9)		(57.8)		(59.7)	
Income from continuing operations attributable to HealthSouth*	180.5	$ 1.62	324.7	$ 2.59	216.5	$ 2.24
Gov't, class action, and related settlements	(3.5)		(23.5)		(1.7)	
Professional fees — accounting, tax, and legal	16.1		9.5		9.3	
Provision for income tax expense	108.6		12.7		110.7	
Interest expense and amortization of debt discounts and fees	94.1		100.4		109.2	
Depreciation and amortization	82.5		94.7		107.7	
Other, including net noncash loss on disposal of assets	4.4		5.9		6.7	
Loss on early extinguishment of debt	4.0		2.4		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		—		(27.2)	
Gain on consolidation of St. Vincent Rehabilitation Hospital	(4.9)		—		—	
Stock-based compensation expense	24.1		24.8		23.9	
Transaction costs	—		—		9.3	
Adjusted EBITDA	$ 505.9		$ 551.6		$ 577.6	
Weighted average common shares outstanding:						
Basic		94.6		88.1		86.8
Diluted		108.1		102.1		100.7

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 115-119 for end notes.

101

HEALTHSOUTH

102 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Q2 2017 Q1 2017 Q4 2016 Q3 2016 Q2 2016 Q1 2016 Full Year 2016 (In Millions) Total segment Adjusted EBITDA $ 241.2 $ 229.3 $ 225.6 $ 224.4 $ 230.1 $ 219.5 $ 899.6 General and administrative expenses (52.4) (36.5) (36.8) (30.3) (34.4) (31.9) (133.4) Depreciation and amortization (45.8) (45.2) (43.8) (43.5) (42.9) (42.4) (172.6) (Loss) gain on disposal or impairment of assets (0.8) 0.5 1.3 (1.6) (0.2) (0.2) (0.7) Professional fees — accounting, tax, and legal — — — — (1.7) (0.2) (1.9) Loss on early extinguishment of debt (10.4) — — (2.6) (2.4) (2.4) (7.4) Interest expense and amortization of debt discounts and fees (40.4) (41.3) (41.6) (42.5) (43.4) (44.6) (172.1) Net income attributable to noncontrolling interests 16.4 17.6 16.8 16.4 18.6 18.7 70.5 Income from continuing operations before income tax expense $ 107.8 $ 124.4 $ 121.5 $ 120.3 $ 123.7 $ 116.5 $ 482.0

Adjusted EPS(2) - Q2 2017

	For the Three Months Ended June 30, 2017			
		Adjustments		
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments[27]	As Adjusted
	(In Millions, Except Per Share Amounts)			
Adjusted EBITDA	$ 209.5	$ —	$ —	$ 209.5
Depreciation and amortization	(45.8)	—	—	(45.8)
Loss on early extinguishment of debt[26]	(10.4)	—	—	(10.4)
Interest expense and amortization of debt discounts and fees	(40.4)	—	—	(40.4)
Stock-based compensation	(20.7)	11.6	—	(9.1)
Loss on disposal or impairment of assets	(0.8)	—	—	(0.8)
Income from continuing operations before income tax expense	91.4	11.6	—	103.0
Provision for income tax expense	(28.6)	(4.6)	(7.4)	(40.6)
Income from continuing operations attributable to HealthSouth	$ 62.8	$ 7.0	$ (7.4)	$ 62.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	8.3			8.3
Numerator for diluted earnings per share	$ 71.1			$ 70.7
Diluted earnings per share from continuing operations	$ 0.72			
Impact of antidilution	$ (0.02)			
Diluted earnings per share from continuing operations, as reported*	$ 0.70	$ 0.07	$ (0.07)	$ 0.71
Diluted shares used in calculation	98.9			

103

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS(2) - Q2 2016

	For the Three Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees — Accounting, Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Sale of Hospital	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 204.3	$ —	$ —	$ —	$ —	$ 204.3
Depreciation and amortization	(42.9)	—	—	—	—	(42.9)
Professional fees — accounting, tax, and legal	(1.7)	1.7	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(43.4)	—	—	—	—	(43.4)
Stock-based compensation	(8.6)	—	2.8	—	—	(5.8)
Loss on disposal or impairment of assets	(0.2)	—	—	(0.9)	—	(1.1)
Income from continuing operations before income tax expense	105.1	1.7	2.8	(0.9)	2.4	111.1
Provision for income tax expense	(42.4)	(0.7)	(1.1)	0.4	(1.0)	(44.8)
Income from continuing operations attributable to HealthSouth	$ 62.7	$ 1.0	$ 1.7	$ (0.5)	$ 1.4	$ 66.3
Add: Interest on convertible debt, net of tax	2.4					2.4
Numerator for diluted earnings per share	$ 65.1					$ 68.7
Diluted earnings per share from continuing operations*	$ 0.65	$ 0.01	$ 0.02	$ (0.01)	$ 0.01	$ 0.69
Diluted shares used in calculation	99.4					

104

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.
* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

105 Adjusted EPS(2) - YTD 2017 For the Six Months Ended June 30, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights Income Tax Adjustments(27) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 410.3 $ — $ — $ 410.3 Depreciation and amortization (91.0) — — (91.0) Loss on early extinguishment of debt(26) (10.4) — — (10.4) Interest expense and amortization of debt discounts and fees (81.7) — — (81.7) Stock-based compensation (28.7) 14.9 — (13.8) Loss on disposal or impairment of assets (0.3) — — (0.3) Income from continuing operations before income tax expense 198.2 14.9 — 213.1 Provision for income tax expense (68.3) (6.0) (10.0) (84.3) Income from continuing operations attributable to HealthSouth $ 129.9 $ 8.9 $ (10.0) $ 128.8 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax 10.8 10.8 Numerator for diluted earnings per share $ 140.7 $ 139.6 Diluted earnings per share from continuing operations, as reported* $ 1.42 $ 0.09 $ (0.10) $ 1.41 Diluted shares used in calculation 99.0 Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes. * Adjusted EPS may not sum across due to rounding.

Adjusted EPS[(2)] - YTD 2016

	For the Six Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees — Accounting, Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 396.4	$ —	$ —	$ —	$ —	$ 396.4
Depreciation and amortization	(85.3)	—	—	—	—	(85.3)
Professional fees — accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(4.8)	—	—	4.8	—	—
Interest expense and amortization of debt discounts and fees	(88.0)	—	—	—	—	(88.0)
Stock-based compensation	(13.1)	—	0.5	—	—	(12.6)
Loss on disposal or impairment of assets	(0.4)	—	—	—	(0.9)	(1.3)
Income from continuing operations before income tax expense	202.9	1.9	0.5	4.8	(0.9)	209.2
Provision for income tax expense	(82.1)	(0.8)	(0.2)	(1.9)	0.4	(84.6)
Income from continuing operations attributable to HealthSouth	**$ 120.8**	**$ 1.1**	**$ 0.3**	**$ 2.9**	**$ (0.5)**	**$ 124.6**
Add: Interest on convertible debt, net of tax	4.8					4.8
Numerator for diluted earnings per share	**$ 125.6**					**$ 129.4**
Diluted earnings per share from continuing operations*	**$ 1.26**	**$ 0.01**	**$ —**	**$ 0.03**	**$ (0.01)**	**$ 1.30**
Diluted shares used in calculation	**99.4**					

106

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[2] - 2016

	For the Year Ended December 31, 2016						
		Adjustments					
	As Reported	Pro. Fees - Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 793.6	$ —	$ —	$ —	$ —	$ —	$ 793.6
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees — accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal or impairment of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to HealthSouth	**$ 247.6**	**$ 1.1**	**$ 1.0**	**$ 4.4**	**$ 2.3**	**$ (0.6)**	**$ 255.8**
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	**$ 257.3**						**$ 265.5**
Diluted earnings per share from continuing operations*	**$ 2.59**	**$ 0.01**	**$ 0.01**	**$ 0.04**	**$ 0.02**	**$ (0.01)**	**$ 2.67**
Diluted shares used in calculation	**99.5**						

107

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[2] - 2015

	For the Year Ended December 31, 2015							
	As Reported	Gov't, Class Action, & Related Settlements	Pro. Fees - Acct., Tax, & Legal	Income Tax Valuation & Other Adj.	Mark-to-Market Adjustment for Stock Appreciation Rights	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA	$ 682.5	$ —	$ —	$ —	$ —	$ —	$ —	$ 682.5
Depreciation and amortization	(139.7)	—	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—	—
Professional fees — accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	—	22.4	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	1.2	—	—	(25.0)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	—	(2.6)
Transaction costs	(12.3)	—	—	—	—	12.3	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	1.2	12.3	22.4	372.3
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(0.5)	(4.1)	(9.0)	(155.0)
Income from continuing operations attributable to HealthSouth	**$ 184.0**	**$ 4.5**	**$ 1.8**	**$ 4.7**	**$ 0.7**	**$ 8.2**	**$ 13.4**	**$ 217.3**
Add: Interest on convertible debt, net of tax	9.4							9.4
Numerator for diluted earnings per share	**$ 193.4**							**$ 226.7**
Diluted earnings per share from continuing operations*	**$ 1.92**	**$ 0.04**	**$ 0.02**	**$ 0.05**	**$ 0.01**	**$ 0.08**	**$ 0.13**	**$ 2.24**
Diluted shares used in calculation	**101.0**							

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.
* Adjusted EPS may not sum across due to rounding.

108

HEALTHSOUTH

Adjusted EPS(2) - 2014

	For the Year Ended December 31, 2014							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Transaction Costs	Gain on Consolidation of Fairlawn Rehabilitation Hospital	Loss on Early Exting. of Debt	Income Tax Valuation Adjustment	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA	$ 577.6	$ —	$ —	$ —	$ —	$ —	$ —	$ 577.6
Depreciation and amortization	(107.7)	—	—	—	—	—	—	(107.7)
Government, class action, and related settlements	1.7	(1.7)	—	—	—	—	—	—
Professional fees — accounting, tax, and legal	(9.3)	—	9.3	—	—	—	—	—
Loss on early extinguishment of debt	(13.2)	—	—	—	—	13.2	—	—
Interest expense and amortization of debt discounts and fees	(109.2)	—	—	—	—	—	—	(109.2)
Stock-based compensation	(23.9)	—	—	—	—	—	—	(23.9)
Loss on disposal or impairment of assets	(6.7)	—	—	—	—	—	—	(6.7)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	—	(27.2)	—	—	—
Transaction costs	(9.3)	—	—	9.3	—	—	—	—
Income from continuing operations before income tax expense	327.2	(1.7)	9.3	9.3	(27.2)	13.2	—	330.1
Provision for income tax expense	(110.7)	0.7	(3.7)	(2.5)	(3.0)	(5.3)	(7.4)	(131.9)
Income from continuing operations attributable to HealthSouth	**$ 216.5**	**$ (1.0)**	**$ 5.6**	**$ 6.8**	**$ (30.2)**	**$ 7.9**	**$ (7.4)**	**$ 198.2**
Add: Interest on convertible debt, net of tax	9.0							9.0
Numerator for diluted earnings per share	**$ 225.5**							**$ 207.2**
Diluted earnings per share from continuing operations*	**$ 2.24**	**$ (0.01)**	**$ 0.06**	**$ 0.07**	**$ (0.30)**	**$ 0.08**	**$ (0.07)**	**$ 2.06**
Diluted shares used in calculation	**100.7**							

109

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.
* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS(2) - 2013

	For the Year Ended December 31, 2013							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct., Tax, and Legal	Loss on Early Exting. of Debt	Income Tax Valuation Allowance Adjustment	Settlement of Income Tax Claims	Repurchase of Preferred Stock	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA	$ 551.6	$ —	$ —	$ —	$ —	$ —	$ —	$ 551.6
Depreciation and amortization	(94.7)	—	—	—	—	—	—	(94.7)
Government, class action, and related settlements	23.5	(23.5)	—	—	—	—	—	—
Professional fees — accounting, tax, and legal	(9.5)	—	9.5	—	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—	—	—	—
Interest expense and amortization of debt discounts and fees	(100.4)	—	—	—	—	—	—	(100.4)
Stock-based compensation	(24.8)	—	—	—	—	—	—	(24.8)
Loss on disposal or impairment of assets	(5.9)	—	—	—	—	—	—	(5.9)
Income from continuing operations before income tax expense	337.4	(23.5)	9.5	2.4	—	—	—	325.8
Provision for income tax expense	(12.7)	9.4	(3.8)	(1.0)	(9.1)	(113.4)	—	(130.6)
Income from continuing operations attributable to HealthSouth	$ 324.7	$ (14.1)	$ 5.7	$ 1.4	$ (9.1)	$ (113.4)	$ —	$ 195.2
Less: Income allocated to participating securities	(3.4)							(3.4)
Less: Convertible perpetual preferred dividends	(21.0)							(21.0)
Less: Repurchase of perpetual preferred stock	(71.6)						71.6	—
Numerator for basic earnings per share	$ 228.7							$ 170.8
Basic earnings per share from continuing operations*	$ 2.59	$ (0.16)	$ 0.06	$ 0.02	$ (0.10)	$ (1.29)	$ 0.81	$ 1.94
Basic shares used in calculation	88.1							

Basic and diluted earnings per share are the same due to antidilution.

110

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.

* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted EPS[2] - 2012

	For the Year Ended December 31, 2012							
		Adjustments						
	As Reported	Gov't, Class Action, and Related Settlements	Pro. Fees - Acct, Tax, and Legal	Gain on Consolidation of St. Vincent Rehabilitation Hospital	Loss on Early Exting. of Debt	Income Tax Valuation Allowance Adjustment	Settlement of Income Tax Claims	As Adjusted
	(In Millions, Except Per Share Amounts)							
Adjusted EBITDA	$ 505.9	$ —	$ —	$ —	$ —	$ —	$ —	$ 505.9
Depreciation and amortization	(82.5)	—	—	—	—	—	—	(82.5)
Government, class action, and related settlements	3.5	(3.5)	—	—	—	—	—	—
Professional fees — accounting, tax, and legal	(16.1)	—	16.1	—	—	—	—	—
Loss on early extinguishment of debt	(4.0)	—	—	—	4.0	—	—	—
Interest expense and amortization of debt discounts and fees	(94.1)	—	—	—	—	—	—	(94.1)
Stock-based compensation	(24.1)	—	—	—	—	—	—	(24.1)
Loss on disposal or impairment of assets	(4.4)	—	—	—	—	—	—	(4.4)
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	—	—	(4.9)	—	—	—	—
Income from continuing operations before income tax expense	289.1	(3.5)	16.1	(4.9)	4.0	—	—	300.8
Provision for income tax expense	(108.6)	1.4	(6.4)	2.0	(1.6)	(9.5)	1.0	(121.7)
Income from continuing operations attributable to HealthSouth	**$ 180.5**	**$ (2.1)**	**$ 9.7**	**$ (2.9)**	**$ 2.4**	**$ (9.5)**	**$ 1.0**	**$ 179.1**
Less: Income allocated to participating securities	(2.2)							(2.2)
Less: Convertible perpetual preferred dividends	(23.9)							(23.9)
Less: Repurchase of preferred stock	(0.8)							(0.8)
Numerator for basic earnings per share	**$ 153.6**							**$ 152.2**
Basic earnings per share from continuing operations*	**$ 1.62**	**$ (0.02)**	**$ 0.10**	**$ (0.03)**	**$ 0.03**	**$ (0.10)**	**$ 0.01**	**$ 1.61**
Basic shares used in calculation	**94.6**							

Basic and diluted earnings per share are the same due to antidilution.

111

Reconciliation to GAAP provided on pages 97-113. Refer to pages 115-119 for end notes.
* Adjusted EPS may not sum across due to rounding.

HEALTHSOUTH

Adjusted Free Cash Flow History[3]

(Millions)	Q2		6 Months		Full Year				
	2017	2016	2017	2016	2016	2015	2014	2013	2012
Net cash provided by operating activities	$ 151.2	$ 152.2	$ 332.0	$ 321.8	$ 634.4	$ 502.0	$ 454.6	$ 476.1	$ 423.4
Impact of discontinued operations	0.2	0.3	0.6	0.5	0.7	0.7	1.2	1.9	(2.0)
Net cash provided by operating activities of continuing operations	151.4	152.5	332.6	322.3	635.1	502.7	455.8	478.0	421.4
Capital expenditures for maintenance	(32.3)	(22.9)	(54.5)	(40.6)	(104.2)	(83.1)	(92.0)	(74.8)	(83.0)
Dividends paid on convertible perpetual preferred stock	—	—	—	—	—	(3.1)	(6.3)	(23.0)	(24.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.6)	(18.0)	(24.1)	(33.6)	(64.9)	(54.4)	(54.1)	(46.3)	(49.3)
Items non-indicative of ongoing operating performance:									
Transaction costs and related assumed liabilities	—	—	—	0.8	0.8	28.3	2.0	—	—
Net premium on bond issuance/repayment	—	2.0	—	3.9	5.8	4.0	4.3	1.7	1.9
Cash paid for professional fees — accounting, tax, and legal	—	1.7	—	1.9	1.9	4.1	8.6	7.0	16.1
Cash paid (received) for government, class action, and related settlements	—	—	—	—	—	7.7	2.7	(5.9)	(2.6)
Adjusted free cash flow	**$ 106.5**	**$ 115.3**	**$ 254.0**	**$ 254.7**	**$ 474.5**	**$ 406.2**	**$ 321.0**	**$ 336.7**	**$ 279.9**
Cash dividends on common stock[4]	**$ 21.3**	**$ 20.6**	**$ 43.5**	**$ 41.9**	**$ 83.8**	**$ 77.2**	**$ 65.8**	**$ 15.7**	**$ —**

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on HealthSouth's website in the Earnings Releases for those periods.

112

Refer to pages 115-119 for end notes.

HEALTHSOUTH

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

(Millions)	Q2 2017	Q2 2016	6 Months 2017	6 Months 2016	Full Year 2016	Full Year 2015	Full Year 2014	Full Year 2013	Full Year 2012
Net cash provided by operating activities	$ 151.2	$ 152.2	$ 332.0	$ 321.8	$ 634.4	$ 502.0	$ 454.6	$ 476.1	$ 423.4
Provision for doubtful accounts	(13.7)	(15.4)	(30.1)	(31.9)	(61.2)	(47.2)	(31.6)	(26.0)	(27.0)
Professional fees — accounting, tax, and legal	—	1.7	—	1.9	1.9	3.0	9.3	9.5	16.1
Interest expense and amortization of debt discounts and fees	40.4	43.4	81.7	88.0	172.1	142.9	109.2	100.4	94.1
Equity in net income of nonconsolidated affiliates	2.0	2.4	4.1	4.8	9.8	8.7	10.7	11.2	12.7
Net income attributable to noncontrolling interests in continuing operations	(16.4)	(18.6)	(34.0)	(37.3)	(70.5)	(69.7)	(59.7)	(57.8)	(50.9)
Amortization of debt discounts and fees	(3.2)	(3.4)	(6.7)	(6.8)	(13.8)	(14.3)	(12.7)	(5.0)	(3.7)
Distributions from nonconsolidated affiliates	(2.3)	(1.3)	(4.4)	(3.0)	(8.5)	(7.7)	(12.6)	(11.4)	(11.0)
Current portion of income tax expense	33.4	4.0	24.1	9.0	31.0	14.8	13.3	6.3	5.9
Change in assets and liabilities	17.8	36.9	42.4	45.3	91.3	129.9	80.4	43.1	46.2
Net premium paid on bond transactions	—	2.0	—	3.9	5.8	3.9	4.3	1.7	1.9
Cash used in (provided by) operating activities of discontinued operations	0.2	0.3	0.6	0.5	0.7	0.7	1.2	1.9	(2.0)
Transaction costs	—	—	—	—	—	12.3	9.3	—	—
Other	0.1	0.1	0.6	0.2	0.6	3.2	1.9	1.6	0.2
Adjusted EBITDA	$ 209.5	$ 204.3	$ 410.3	$ 396.4	$ 793.6	$ 682.5	$ 577.6	$ 551.6	$ 505.9

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on HealthSouth's website in the Earnings Releases for those periods.

113

HEALTHSOUTH

114 Share Information Refer to pages 115-119 for end notes. Weighted Average for the Period Q2 6 Months Full Year (Millions) 2017 2016 2017 2016 2016 2015 2014 Basic shares outstanding(28)(29) 90.3 89.3 89.5 89.4 89.1 89.4 86.8 Convertible perpetual preferred stock(28) — — — — — 1.0 3.2 Convertible senior subordinated notes(29) 7.5 8.5 8.1 8.5 8.5 8.3 8.2 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(30) 1.1 1.6 1.4 1.5 1.9 2.3 2.5 Diluted shares outstanding 98.9 99.4 99.0 99.4 99.5 101.0 100.7 End of Period Q2 6 Months Full Year (Millions) 2017 2016 2017 2016 2016 2015 2014 Basic shares outstanding(28)(29) 98.0 89.1 98.0 89.1 88.3 89.3 86.6

115 End Notes

End Notes

(1) Adjusted EBITDA is a non-GAAP financial measure. The Company's leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company's Form 8-K, dated August 15, 2017, to which this Investor Reference Book is attached as Exhibit 99.1.

(2) The Company is providing adjusted earnings per share from continuing operations attributable to HealthSouth ("adjusted earnings per share"), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. Further explanation and disclosure relating to adjusted EPS are included in the Company's Form 8-K, dated August 15, 2017, to which this Investor Reference Book is attached as Exhibit 99.1.

(3) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company's Form 8-K, dated August 15, 2017, to which this Investor Reference Book is attached as Exhibit 99.1.

Note: Adjusted free cash flow for prior periods has been recast to conform to the new guidance in ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The Company's stock-based compensation plans permit shares to be withheld to pay the employee's tax withholding obligations incurred in connection with the vesting of a stock award. The Company then remits the value of those withheld shares in cash to the applicable tax authority on the employee's behalf. Under the new guidance, all cash payments made to taxing authorities on employees' behalf for shares withheld should be presented as a financing activity in the statement of cash flows. Historically, the Company presented such payments as an operating activity.

Adjusted Free Cash Flow			
	As Previously Reported	Payroll Taxes Paid Reclassified to Financing Activities	As Currently Reported
Q1 2016	$ 129.5	$ 9.9	$ 139.4
Q2 2016	115.3	—	115.3
Q3 2016	139.8	—	139.8
Q4 2016	78.3	1.7	80.0
FY 2016	**$ 462.9**	**$ 11.6**	**$ 474.5**

Adjusted Free Cash Flow			
	As Previously Reported	Payroll Taxes Paid Reclassified to Financing Activities	As Currently Reported
FY 2015	**$ 389.0**	**$ 17.2**	**$ 406.2**
FY 2014	**$ 311.3**	**$ 9.7**	**$ 321.0**
FY 2013	**$ 330.9**	**$ 5.8**	**$ 336.7**
FY 2012	**$ 268.0**	**$ 11.9**	**$ 279.9**

116

HEALTHSOUTH

117 (4) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. (5) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. (6) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12-month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. The Company cannot calculate the specific impact of the home health 2018 proposed rule on its home health segment until Medicare corrects an identified error in the rule's tables. (7) Quality reporting requirements and potential penalties were enabled for IRFs as part of the Healthcare Reform Bill (PPACA). The IMPACT Act of 2014 requires additional quality and clinical data reporting for IRFs to be subject to the original 2% penalty. (8) Under this program, Joint Commission accredited organizations, like the Company's hospitals, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company's commitment to excellence in providing disease-specific care. (9) Data compares HealthSouth hospitals to hospitals comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry which represents approximately 70% of the industry, including HealthSouth sites. Data is adjusted by applying HealthSouth hospital case-mix to non-HealthSouth UDS hospitals. (10) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in July 2017 and reflects OASIS and HHCAHPS Survey data collected from January 2016 through December 2016 and claims-based data collected from October 2015 through September 2016. (11) Source: FY 2018 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2015/2016) or in the case of new IRFs, the June 2017 CMS Provider of Service File. a.All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2018 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/FY2018_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. b.The CMS file contains data for each of the 1,140 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2018 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2016 period and may or may not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. (12) The 123 for HLS excludes the inpatient rehabilitation hospitals at HealthSouth Rehabilitation Hospital of Modesto (opened October 2016); HealthSouth Rehabilitation Hospital of Gulfport (opened April 2017); Mount Carmel Rehabilitation Hospital, in partnership with HealthSouth (opened April 2017); and HealthSouth Rehabilitation Hospital of Beaumont (sold June 2016). The 123 does include HealthSouth Rehabilitation Hospital of Austin, which was closed August 2016. (13) In 2016, the Company averaged 1,386 total Medicare and non-Medicare discharges per hospital in its then 118 consolidated hospitals that were open the full year. End Notes, con't.

118 (14) Case Mix Index (CMI) from the rate-setting file is adjusted for short-stay transfer cases. The Company’s unadjusted CMI for 2016 was 1.36 versus 1.33 for the industry as measured by UDSMR. (15) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. (16) The Company acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased the Company's ownership interest from 50% to 80% and resulted in a change in accounting for the hospital from the equity method to a consolidated entity effective June 1, 2014. (17) Data provided by UDSMR. (18) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission. (19) CMS published an updated Bundled Payments for Care Episode analytic file in January 2017. Among other data, this file provided the most recent listing of Model 2 awardees and the clinical episodes each participant selected for a bundled payment arrangement. (20) The leverage ratio is based on trailing four quarters of Adjusted EBITDA of $807.5 million from Q3 2016 to Q2 2017. (21) Represents discharges from 124 consolidated hospitals in Q2 2017; 122 consolidated hospitals in Q1 2017 and Q4 2016; 121 consolidated hospitals in Q3 2016; 120 consolidated hospitals in Q2 2016; and 121 consolidated hospitals in Q1 2016. (22) Excludes approximately 430 full-time equivalents in the 2017 periods and approximately 420 full-time equivalents in the 2016 periods presented who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (23) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage. (24) Represents home health admissions from 191 consolidated locations in Q2 2017 and Q1 2017; 186 consolidated locations in Q4 2016; 188 consolidated locations in Q3 2016; 187 consolidated locations in Q2 2016; and 184 consolidated locations in Q1 2016. (25) Represents hospice admissions from 37 locations in Q2 2017; 35 locations in Q1 2017 and Q4 2016; 33 locations in Q3 2016; 29 locations in Q2 2016; and 27 locations in Q1 2016. (26) The income allocated to participating securities need to be subtracted from income from continuing operations to calculate basic earnings per share.The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (27) New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, the Company recorded such tax effects to equity. (28) In March 2006, the Company completed the sale of 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. End Notes, con't.

119 (29) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (30) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expired January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In full-year 2016 and full-year 2014, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. In full-year 2015, 80,814 shares related to the warrants were included in the diluted share count using the treasury stock method. End Notes, con't.